AGREEMENT AND PLAN OF MERGER, CONVERSION AND SHARE
EXCHANGE

BY AND AMONG

PANTHEON CHINA ACQUISITION CORP.

PANTHEON ARIZONA CORP.

CHINA CORD BLOOD SERVICES CORPORATION

GOLDEN MEDITECH COMPANY LIMITED

AND

THE SELLING SHAREHOLDERS NAMED IN SCHEDULE I HERETO

Dated as of November 3, 2008

AGREEMENT AND PLAN OF MERGER, CONVERSION AND SHARE EXCHANGE

AGREEMENT AND PLAN OF MERGER, CONVERSION AND SHARE EXCHANGE, dated as of November 3, 2008 (this “Agreement”), by and among PANTHEON CHINA ACQUISITION CORP., a corporation incorporated in the State of Delaware, USA (“Pantheon”), PANTHEON ARIZONA CORP., a corporation incorporated in the State of Arizona, USA and a wholly-owned subsidiary of Pantheon (“Pantheon Arizona”), CHINA CORD BLOOD SERVICES CORPORATION, an exempted company incorporated in the Cayman Islands (the “Target”), GOLDEN MEDITECH COMPANY LIMITED, an exempted company incorporated in the Cayman Islands (“GM”), and the selling shareholders of the Target named in Schedule I hereto (each a “Selling Shareholder” and collectively the “Selling Shareholders”). Each of the Parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Annex A hereto.

BACKGROUND

Pantheon has formed a wholly-owned subsidiary, Pantheon Arizona, solely for the purposes of (1) the merger of Pantheon with and into Pantheon Arizona pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), in which Pantheon Arizona will be the surviving corporation (the “Merger”), (2) the subsequent conversion of Pantheon Arizona into a Cayman Islands company by a transfer of domicile pursuant to Section 10-226 of the Arizona Revised Statutes (the “ARS”), (3) the registration and continuation of Pantheon Arizona as a Cayman Islands company pursuant to Section 221 of the Cayman Companies Law (the “Conversion”) and (4) the Share Exchange (as defined below). The Cayman Islands company will be named China Cord Blood Services Holdings Corporation or such other name as approved by the Target (“Pantheon Cayman,” and together with Pantheon and Pantheon Arizona, the “Pantheon Parties”).

The boards of directors of each of Pantheon and Pantheon Arizona have declared this Agreement advisable and approved the Transactions, and each of the boards of directors of Pantheon and Pantheon Arizona has adopted resolutions approving the Merger and providing that (i) each share of Common Stock outstanding immediately prior to the Merger Effective Time (as defined below) (“Pantheon Shares”) will be automatically converted at the Merger Effective Time into one share of common stock, par value US$0.001 per share, of Pantheon Arizona (“Pantheon Arizona Shares”); and (ii) all Warrants, Underwriters Purchase Option and other rights to purchase a Pantheon Share (“Pantheon Stock Rights,” and together with Pantheon Shares, “Pantheon Securities”) will be exchanged at the Merger Effective Time for substantially equivalent securities of Pantheon Arizona (“Pantheon Arizona Stock Rights,” and together with Pantheon Arizona Shares, “Pantheon Arizona Securities”).

The board of directors of Pantheon Arizona has approved the Conversion, upon the terms and subject to the conditions set forth in this Agreement, whereby upon the Conversion Effective Time (as defined below), each outstanding Pantheon Arizona Share will be automatically converted into one ordinary share, par value US$0.001 per share, of Pantheon Cayman (“Pantheon Cayman Shares”) and each Pantheon Arizona Stock Right will be automatically converted into equivalent securities of Pantheon Cayman (“Pantheon Cayman Stock Rights,” and together with Pantheon Cayman Shares, “Pantheon Cayman Securities”).

The Selling Shareholders are the direct owners of the number of ordinary shares of the Target appearing opposite their names on Schedule I hereto (all such shares of capital stock to be exchanged under this Agreement are referred to as the “Target Shares”).

The board of directors of Pantheon Arizona has approved the acquisition of the Target Shares from the Selling Shareholders through a share exchange transaction (the “Share Exchange”), pursuant to which Pantheon Cayman will issue to each of the Selling Shareholders a number of Pantheon Cayman Shares in exchange for the Target Shares held by such Selling Shareholder, calculated based on an issue price of US$6.05 per Pantheon Cayman Share, an implied valuation of US$350.0 million for the Target, and such Selling Shareholder’s equity interest in the Target. Subject to the Target’s future performance, Pantheon Cayman will issue to senior management up to an aggregate of 9,000,000 Earn-Out Warrants (as defined below).

The Merger and the Conversion require the affirmative vote of the holders of a majority of the issued and outstanding shares of the Common Stock, and the Share Exchange requires the affirmative vote of the holders of a majority of the shares of Common Stock sold in the Pantheon Public Offering voted at the meeting, provided, that the Share Exchange will only proceed if holders of less than 20% of the shares of the Common Stock sold in the Pantheon Public Offering exercise their conversion rights (it being understood that such stockholders or shareholders, as applicable, will be the holders of a majority of the issued and outstanding Pantheon Arizona Shares that are entitled to vote immediately prior to the Conversion and the holders of a majority of the issued and outstanding Pantheon Cayman Shares that are entitled to vote immediately prior to the Share Exchange, since the Merger, Conversion and Share Exchange shall happen as close to simultaneously as permitted by the applicable laws).

The Merger, the Conversion and the Share Exchange are part of the same integrated transaction, such that none of the Merger, the Conversion or the Share Exchange shall occur without the other.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

The Merger

Section 1.1 The Merger. At the Merger Effective Time (as defined in Section 1.2), Pantheon will be merged with and into Pantheon Arizona in accordance with Section 253 of the DGCL and this Agreement, and the separate corporate existence of Pantheon will thereupon cease. Pantheon Arizona (sometimes hereinafter referred to as the “Surviving Corporation”) will be the surviving corporation in the Merger. The Merger will have the effects specified in the DGCL and the ARS.

Section 1.2 Filing of Certificate of Ownership and Merger; Merger Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions to the Closing set forth in Article XIV, if this Agreement shall not have been terminated prior thereto as provided in Section 16.1, Pantheon and Pantheon Arizona shall cause (a) a certificate of ownership and merger (the “Certificate of Merger”) meeting the requirements of Section 253 of the DGCL to be properly executed and filed in accordance with the applicable requirements of the DGCL, and (b) articles of merger (the “Articles of Merger”) meeting the requirements of Section 10-1105 of the ARS to be properly executed and filed in accordance with such section. The Merger shall become effective at the time designated in the Certificate of Merger and the Articles of Merger as the effective time of the Merger that the Parties shall have agreed upon and designated (the “Merger Effective Time”). Notwithstanding the foregoing, the Parties shall designate a time for the Merger Effective Time that will be the later of (A) the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, and (B) the time of issuance of a certificate of merger with respect to the Articles of Merger by the Arizona Corporation Commission in accordance with the ARS.

ARTICLE II

Conversion

Section 2.1 The Conversion. The Conversion will take place immediately after the Merger Effective Time. Subject to the terms and conditions of this Agreement, at the Conversion Effective Time (as defined in Section 2.2 below), Pantheon Arizona shall convert to Pantheon Cayman in accordance with this Agreement and shall thereupon continue its existence, without interruption, in the organizational form of a Cayman Islands exempted company rather than an Arizona corporation. The Conversion shall have the effects specified in the relevant sections of the ARS and the Cayman Companies Law. The Conversion and the Share Exchange are part of the same integrated transaction, such that neither the Conversion nor the Share Exchange shall occur without the other.

Section 2.2 Registration by Way of Continuation; Conversion Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions to the Closing set forth in Article XIV, if this Agreement shall not have been terminated prior thereto as provided in Section 16.1, Pantheon Cayman shall register by way of continuation as an exempted company under the Cayman Companies Law and file the relevant documents with the Arizona Corporation Commission in accordance with the relevant sections of the ARS. The Conversion shall become effective at the later of (1) the time of issuance by the Cayman Islands of a certificate of registration by way of continuation as an exempted company with respect to Pantheon Cayman, and (2) the time of issuance of a certificate recognizing the Conversion by the Arizona Corporation Commission in accordance with the ARS (the “Conversion Effective Time”).

ARTICLE III

Charter Documents, Directors and Officers of Surviving Corporation and Pantheon Cayman

Section 3.1 Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of Pantheon Arizona in effect immediately prior to the Merger Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable Law.

Section 3.2 Bylaws of Surviving Corporation. The bylaws of Pantheon Arizona in effect immediately prior to the Merger Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable Law.

Section 3.3 Directors of Surviving Corporation. The directors of Pantheon immediately prior to the Merger Effective Time shall be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 3.4 Officers of Surviving Corporation. The officers of Pantheon immediately prior to the Merger Effective Time shall be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 3.5 Memorandum and Articles of Association of Pantheon Cayman. The Memorandum and Articles of Association of Pantheon Cayman shall be as set forth in Exhibit A attached hereto. The Memorandum and Articles of Association of Pantheon Cayman shall, by resolution of Pantheon Arizona shareholder(s) and/or directors, be effective upon the Conversion Effective Time.

Section 3.6 Directors of Pantheon Cayman. The directors of Pantheon Arizona immediately prior to the Conversion Effective Time shall continue as the directors of Pantheon Cayman, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Notwithstanding the foregoing, commencing on the Closing Date, the Combined Board shall be established as provided for in Section 13.4 hereof.

Section 3.7 Officers of Pantheon Cayman. The officers of Pantheon Arizona immediately prior to the Conversion Effective Time shall continue as the officers of Pantheon Cayman, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Notwithstanding the foregoing, commencing on the Closing Date, the officers of Pantheon Cayman shall be appointed by the Combined Board.

ARTICLE IV

Conversion and Exchange of Securities

Section 4.1 Conversion of Stock in the Merger. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

(a) Conversion of Pantheon Shares. Each share of Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be automatically converted into one validly issued, fully paid and non-assessable Pantheon Arizona Share to be delivered by Pantheon Arizona in accordance with Section 4.3 below.

(b) Cancellation of Pantheon Arizona Shares Owned by Pantheon. Each issued and outstanding Pantheon Arizona Share that is owned by Pantheon immediately prior to the Merger Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Pantheon Stock Rights Become Pantheon Arizona Stock Rights. All Pantheon Stock Rights then outstanding shall remain outstanding and shall be assumed by Pantheon Arizona and thereafter become Pantheon Arizona Stock Rights. Each Pantheon Stock Right by virtue of becoming a Pantheon Arizona Stock Right shall be exercisable upon the same terms and conditions as in effect immediately prior to the Merger, except that upon the exercise of such Pantheon Arizona Stock Rights, Pantheon Arizona Shares shall be issuable in lieu of Pantheon Shares. The number of Pantheon Arizona Shares issuable upon the exercise of a Pantheon Arizona Stock Right immediately after the Merger Effective Time and the exercise price of each such Pantheon Arizona Stock Right shall be the same number of shares and price as in effect immediately prior to the Merger Effective Time. All Pantheon Arizona Stock Rights shall entitle the holder thereof to purchase Pantheon Arizona Shares in accordance with the terms of the documents governing the Pantheon Arizona Stock Rights.

Section 4.2 Conversion of Securities in the Conversion. At the Conversion Effective Time, by virtue of the Conversion and without any action on the part of the holder of any shares:

(a) Conversion of Pantheon Arizona Shares. Except as set forth in Section 4.1(b) above, each issued and outstanding Pantheon Arizona Share shall be automatically converted into one validly issued, fully paid and non-assessable Pantheon Cayman Share in accordance with Section 4.3.

(b) Conversion of Pantheon Arizona Stock Rights. All Pantheon Arizona Stock Rights then outstanding shall remain outstanding and shall be assumed by Pantheon Cayman and thereafter become Pantheon Cayman Stock Rights. Each Pantheon Arizona Stock Right by virtue of becoming a Pantheon Cayman Stock Right shall be exercisable upon the same terms and conditions as in effect immediately prior to the Conversion, except that upon the exercise of such Pantheon Cayman Stock Rights, Pantheon Cayman Shares shall be issuable in lieu of Pantheon Arizona Shares. The number of Pantheon Cayman Shares issuable upon the exercise of a Pantheon Cayman Stock Right immediately after the Conversion Effective Time and the exercise price of each such Pantheon Cayman Stock Right shall be the same number of shares and price as in effect immediately prior to the Conversion Effective Time. All Pantheon Cayman Stock Rights shall entitle the holder thereof to purchase Pantheon Cayman Shares in accordance with the terms of the documents governing the Pantheon Cayman Stock Rights.

Section 4.3 Certificates Representing Pantheon Securities.

(a) From and after the Merger Effective Time, all of the certificates which immediately prior to that time represented outstanding Pantheon Securities (the “Certificates”) shall be deemed for all purposes to evidence ownership of, and to represent, the Pantheon Arizona Securities into which the Pantheon Securities represented by such Certificates have been converted as herein provided. No certificates for Pantheon Arizona Securities will be issued as a result of the Merger and no holder of record of any Certificates shall be entitled to surrender any Certificate for cancellation to Pantheon Arizona or its transfer agent in exchange for a certificate representing that number of Pantheon Arizona Securities which such holder has the right to receive pursuant to the provisions of this Article IV. The registered owner on the books and records of Pantheon Arizona or its transfer agent of any such Certificate shall have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the Pantheon Arizona Securities evidenced by such Certificate as above provided.

(b) From and after the Conversion Effective Time, all of the outstanding Certificates shall be deemed for all purposes to evidence ownership of, and to represent, the Pantheon Cayman Securities into which the Pantheon Arizona Securities represented by such Certificates have been converted as herein provided. The holders of those Certificates representing Pantheon Cayman Shares shall be entitled to be entered on the register of members of Pantheon Cayman as holders of that number of Pantheon Cayman Shares represented by the Certificates. The registered owner from time to time entered in the register of members of Pantheon Cayman or its transfer agent shall have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the Pantheon Cayman Securities evidenced by such Certificate as above provided.

(c) At or after the Merger Effective Time, there shall be no transfers on the stock transfer books of Pantheon of the Pantheon Securities which were outstanding immediately prior to the Merger Effective Time. At or after the Conversion Effective Time, there shall be no transfers on the stock transfer books of Pantheon Arizona of the Pantheon Arizona Securities which were outstanding immediately prior to the Conversion Effective Time. If, after the Merger Effective Time but prior to the Conversion Effective Time, Certificates are presented to the Surviving Corporation or its transfer agent, the presented Certificates shall be cancelled and exchanged after the Conversion Effective Time for certificates for Pantheon Cayman Securities deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article IV. If, after the Conversion Effective Time, Certificates are presented to Pantheon Cayman or its transfer agent, the presented Certificates shall be cancelled and exchanged for certificates for Pantheon Cayman Securities deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article IV.

(d) Following the Conversion Effective Time, each holder of record of one or more Certificates may, but shall not be required to, surrender any Certificate for cancellation to Pantheon Cayman or its transfer agent, and the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of Pantheon Cayman Securities which such holder has the right to receive pursuant to the provisions of this Article IV and be entitled to be entered on the register of members of Pantheon Cayman as the holder of that number of Pantheon Cayman Shares represented by the Certificate and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Pantheon Securities which is not registered in the transfer records of Pantheon or a transfer of ownership of Pantheon Arizona Securities which is not registered in the transfer records of Pantheon Arizona, a certificate representing the proper number of Pantheon Cayman Securities may be issued to such a transferee if the Certificate representing such Pantheon Securities or Pantheon Arizona Securities is presented to Pantheon Cayman or its transfer agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

Section 4.4 Effect of the Conversion. At the Conversion Effective Time, the effect of the Conversion shall be as provided in this Agreement and the applicable provisions of ARS and Cayman Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Conversion Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Pantheon Arizona shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Pantheon Cayman, which shall include the assumption by Pantheon Cayman of any and all agreements, covenants, duties and obligations of Pantheon Arizona, as the Surviving Corporation, set forth in this Agreement to be performed after the Closing, and all securities of Pantheon Cayman issued and outstanding as a result of the Conversion under Section 4.2 hereof shall be quoted on the OTCBB, or such other public trading market on which the Pantheon Cayman Shares may be trading at such time.

ARTICLE V

Share Exchange

Section 5.1 Share Exchange. The Share Exchange will take place immediately after the Conversion Effective Time. Upon the terms and subject to the conditions hereof, at the Closing, each Selling Shareholder shall sell, transfer, convey, assign and deliver to Pantheon Cayman free and clear of all Liens, all of the right, title and interest of such Selling Shareholder in and to the Target Shares appearing opposite the name of such Selling Shareholder on Schedule I. In exchange for such Target Shares, Pantheon Cayman shall sell, issue and deliver to each Selling Shareholder the number of Pantheon Cayman Shares (the “Initial Equity Payment”) appearing opposite the name of such Selling Shareholder on Schedule I. The Conversion and the Share Exchange are part of the same integrated transaction, such that neither the Conversion nor the Share Exchange shall occur without the other.

Section 5.2 CSC Employee Options. Immediately after the Share Exchange, the terms of all stock options (“CSC Employee Options”) outstanding under the Rules of the Share Option Scheme (the “CSC Option Scheme”) of China Stem Cells Holdings Limited, an exempted company incorporated in the Cayman Islands and wholly-owned subsidiary of the Target (“CSC”), shall be amended to become options to purchase Pantheon Cayman Shares governed by the Pantheon Cayman Option Scheme (as defined in Section 13.4(c) below) (such amendment to the terms of the outstanding CSC Employee Options, the “Amendment”). Pursuant to the Amendment, each option to purchase one ordinary share of CSC shall become an option to purchase 35.73314 Pantheon Cayman Shares (the “Option Exchange Rate”) at an exercise price per Pantheon Cayman Share equal to the greater of (a) the quotient of (i) the exercise price of the CSC Employee Option for which it is exchanged divided by (ii) the Option Exchange Rate and (b) the par value of the Pantheon Cayman Shares, such that the number of Pantheon Cayman Shares exercisable under the CSC Employee Options immediately following the Amendment shall not be more than 3,573,314 in the aggregate, subject to rounding to avoid fractional shares.

Section 5.3 Registration Rights. Upon the completion of the Share Exchange or as soon as practicable thereafter (including with respect to the requirements of Form S-8 with regard to the CSC Employee Options), Pantheon Cayman shall provide registration rights to the Selling Shareholders (and their successors and permitted assigns) in respect of the Pantheon Cayman Shares to be received by them pursuant to Section 5.1, to the holders of CSC Employee Options (and their successors and permitted assigns) in respect of the Pantheon Cayman Shares underlying the options described in Section 5.2, and to the holders of Earn-Out Warrants (and their successors and permitted assigns) in respect of the Pantheon Cayman Shares underlying the Earn-Out Warrants (if any) to be issued to them pursuant to Section 5.4, provided that the Selling Shareholders (and their successors and permitted assigns) shall be responsible for all the fees and expenses incurred by Pantheon Cayman in connection with the registration of their respective securities.

Section 5.4 Earn-Out Warrants. Pantheon Cayman shall issue and deliver up to 9,000,000 Pantheon Cayman warrants, each warrant representing the right to purchase one Pantheon Cayman Share at an exercise price equal to the lower of (i) US$5.00, and (ii) the market price of a Pantheon Cayman Share on the date of the issuance of such warrant and having an expiration date on the fifth anniversary of the issuance date thereof (the “Earn-Out Warrants”) to the senior management. The number of Earn-Out Warrants to be awarded, if any, to individual senior management members shall be determined on a case-by-case basis by the compensation committee of Pantheon Cayman (or a majority of independent directors or another committee of the board performing similar functions) at the time the Earn-Out Warrants are issued. The Earn-Out Warrants shall be issuable without the payment of any additional consideration in the amounts and under the circumstance described below:

(a) 2,500,000 Earn-Out Warrants shall be issuable in the event the filing of the Pantheon Cayman annual report on Form 20-F (“Form 20-F”) for the fiscal year ending March 31, 2009 reflects that the Target has achieved not less than a 30% increase in the number of New Subscribers during the fiscal year ending March 31, 2009 as compared to the fiscal year ending March 31, 2008;

(b) 3,000,000 Earn-Out Warrants shall be issuable in the event the filing of the Pantheon Cayman Form 20-F for the fiscal year ending March 31, 2010 reflects that the Target has achieved not less than a 30% increase in the number of New Subscribers during the fiscal year ending March 31, 2010 as compared to the fiscal year ending March 31, 2009;

(c) 3,500,000 Earn-Out Warrants shall be issuable in the event the filing of the Pantheon Cayman Form 20-F for the fiscal year ending March 31, 2011 reflects that the Target has achieved not less than a 30% increase in the number of New Subscribers during the fiscal year ending March 31, 2011 as compared to the fiscal year ending March 31, 2010.

ARTICLE VI

The Closing

Section 6.1 Closing. The Closing (the “Closing”) of the Merger, Conversion, Share Exchange and the other transactions contemplated hereby (the “Transactions”) shall take place at the offices of Loeb & Loeb LLP in New York, New York commencing at 9:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing), or on such other date and at such other time as the Parties may mutually determine (the “Closing Date”).

Section 6.2 Deliveries of the Parties. At the Closing, (i) the Warrantors (directly and/or through their nominees) shall deliver to the Pantheon Parties the various certificates, opinions, instruments, agreements and documents referred to in Section 14.2 below, (ii) the Pantheon Parties shall deliver to the Warrantors, as applicable, the various certificates, opinions, instruments, agreements and documents referred to in Section 14.1 below, (iii) the Selling Shareholders shall deliver to the Pantheon Parties certificates representing in the aggregate the right, title and interest in and to all the outstanding Target Shares free and clear of all Liens, (iv) GM BVI shall deliver to the Pantheon Parties a copy of resolutions of the board of directors of GM BVI authorizing the transfer of such Target Shares owned by it, (v) the Target shall deliver to the Pantheon Parties a duly certified copy of the updated register of members of the Target reflecting the acquisition by Pantheon Cayman of the Target Shares, and (vi) Pantheon Cayman shall deliver to the Selling Shareholders a duly certified copy of the register of members of Pantheon Cayman reflecting the issuance of the Initial Equity Payment to the Selling Shareholders.

Section 6.3 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may be commercially reasonable, to the extent permitted by law, to fulfill its obligations under this Agreement and to effectuate and consummate the Transactions.

ARTICLE VII

Representations and Warranties of the Selling Shareholders

Each Selling Shareholder, severally but not jointly, represents and warrants to the Pantheon Parties as of the date hereof and as of the Closing as follows:

Section 7.1 Good Title. Such Selling Shareholder is the registered and beneficial owner of the Target Shares appearing opposite its name on Schedule I and has good and marketable title to the Target Shares, with the right and authority to sell and deliver such Target Shares. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Pantheon Cayman as the new owner of such Target Shares in the share register of the Target, Pantheon Cayman will receive good title to such Target Shares, free and clear of all Liens.

Section 7.2 Organization and Standing. Such Selling Shareholder that is an entity is duly organized, validly existing and in good standing (or such analogous concept as shall be applicable in the relevant jurisdiction) under the laws of its jurisdiction of incorporation or establishment.

Section 7.3 Authority; Execution and Delivery; Enforceability. Such Selling Shareholder, if an entity, has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the Transactions contemplated hereby and thereby. The execution and delivery by such Selling Shareholder of this Agreement and the consummation by them of the Transactions have been duly authorized and no other corporate proceedings on the part of any such entities are necessary to authorize this Agreement and the Transactions. All action, corporate and otherwise, necessary to be taken by each such Selling Shareholder to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements and instruments delivered by such Selling Shareholder in connection with the Transactions has been duly and validly taken. Upon the fulfillment of the conditions set forth in Section 14.1(u), this Agreement and the Transaction Documents to which any such Selling Shareholder is a party have been duly executed and delivered by such party and constitute the valid, binding, and enforceable obligation of each of them, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 7.4 No Conflicts. The execution and delivery of this Agreement or any of the Transaction Documents contemplated hereby by such Selling Shareholder and the consummation of the Transactions and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the assets and properties of the Target or any of its Subsidiaries under, any provision of any Target Constituent Instrument.

Section 7.5 Consents and Approvals. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with (“Selling Shareholders’ Required Approvals”), any third party or any Governmental Authority is required to be obtained or made by or with respect to such Selling Shareholder, in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, except for (a) such Selling Shareholders’ Required Approvals as may be required under applicable state securities laws and the securities laws of any foreign country; (b) in the case of GM BVI, approval by shareholders of GM; and (c) such other Selling Shareholders’ Required Approvals which, if not obtained or made, would not have a Material Adverse Effect on the Target and would not prevent, or materially alter or delay any of the Transactions contemplated by this Agreement.

Section 7.6 Access to Information. Such Selling Shareholder has been supplied with or have had sufficient access to all information, including financial statements and other financial information of Pantheon Cayman.

Section 7.7 Intent; Accredited Investor; Non-U.S. Person. Such Selling Shareholder has been advised that the offer and sale of Pantheon Cayman Shares has not been registered under the Securities Act or any other securities laws and, therefore, may not be resold unless they are registered under the Securities Act and applicable securities laws or unless an exemption from such registration requirements is available. Such Selling Shareholder has not been formed solely for the purpose of making this investment and is purchasing the Pantheon Cayman Shares to be acquired by it hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such Selling Shareholder represents that it is either (a) an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act, or (b) not a “U.S. Person” as defined in Rule 902 of Regulation S promulgated under the Securities Act.

Section 7.8 Accuracy of Representations. Such Selling Shareholder understands that the Pantheon Cayman Shares are being and will be sold in reliance on an exemption from the registration requirements of federal and state securities laws, and that Pantheon Cayman is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Selling Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of such Selling Shareholder to purchase the Pantheon Cayman Shares. The representations, warranties and agreements contained herein are true and correct as of the date hereof and may be relied upon by Pantheon Cayman, and such Selling Shareholder will notify Pantheon Cayman immediately of any material adverse change in any such representations and warranties which may occur prior to the Closing.

Section 7.9 Transfer Restrictions. All offers and sales of the Pantheon Cayman Shares prior to the registration of the Pantheon Cayman Shares under the Securities Act or pursuant to an exemption from registration under the Securities Act shall be made only pursuant to such a registration or such exemption from registration.

Section 7.10 Legends. Such Selling Shareholder agrees that the certificates representing the Pantheon Cayman Shares shall contain a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Section 7.11 Opinion. Such Selling Shareholder will not transfer any or all of the Pantheon Cayman Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Selling Shareholder’s Pantheon Cayman Shares, without first providing Pantheon Cayman with an opinion of counsel (which counsel and opinion are reasonably satisfactory to Pantheon Cayman) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 7.12 Lock-Up. Such Selling Shareholder irrevocably agrees with Pantheon that, during the six months following the Closing Date (such period, the “Restriction Period”), except with the written consent of Pantheon Cayman, it shall not offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any Pantheon Cayman Shares, received on the Closing Date. Beneficial ownership shall be calculated in accordance with Rule 13d-3 under the Exchange Act. In order to enforce this covenant, Pantheon may impose, on or before the Closing Date, irrevocable stop-transfer instructions preventing its transfer agent from effecting any actions in violation of this Agreement through the end of the Restriction Period. Such Selling Shareholder acknowledges that the execution, delivery and performance of this Agreement is a material inducement to Pantheon to complete the Transactions and that Pantheon and the Target shall be entitled to specific performance of such obligations hereunder.

ARTICLE VIII

Representations and Warranties of the Warrantors

Subject to the exceptions set forth in the Disclosure Schedule of the Warrantors attached hereto as Schedule II (the “Target Disclosure Schedule”), each of the Target and GM (each a“Warrantor”), severally and jointly, represents and warrants to the Pantheon Parties as of the date hereof and as of the Closing as follows:

Section 8.1 Target Shares.

(a) [RESERVED].

(b) Capital Structure. The registered capital of the Target and the total number of shares and type of all authorized, issued and outstanding capital stock of the Target and all shares of capital stock of the Target reserved for issuance under the Target’s various option and incentive plan, are set forth in Section 8.1(b) of the Target Disclosure Schedule. Except as set forth in Section 8.1(b) of the Target Disclosure Schedule: (i) no shares of capital stock or other voting securities of the Target are issued, reserved for issuance or outstanding; (ii) all outstanding shares of the capital stock of the Target are duly authorized, validly issued, fully paid and nonassessable and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Target Constituent Instruments or any Contract to which any of the Warrantors is a party or otherwise bound; (iii) there are no bonds, debentures, notes or other indebtedness of the Target having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the shares of capital stock of the Target may vote (“Voting Target Debt”); (iv) there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Target is a party or is bound (A) obligating the Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Target or any Voting Target Debt, (B) obligating the Target to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (C) giving any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Target; and (v) as of the date of this Agreement, there are no outstanding contractual obligations of the Target to repurchase, redeem or otherwise acquire any shares of the Target capital stock.

Section 8.2 Organization and Standing. Each of the Target and its Subsidiaries is duly organized, validly existing and in good standing (or such analogous concept as shall be applicable in the relevant jurisdiction) under the laws of its jurisdiction of incorporation. Each of the Target and its Subsidiaries is duly qualified to do business in each of the jurisdictions in which property owned, leased or operated by it or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Each of the Target and its Subsidiaries has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted and, subject to necessary approvals of the relevant Governmental Authorities, as presently contemplated to be conducted. The Target has delivered to Pantheon true and complete copies of the Target Constituent Instruments.

Section 8.3 Authority; Execution and Delivery; Enforceability. The Target has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the Transactions contemplated hereby and thereby. The execution and delivery by the Target of this Agreement and the consummation by it of the Transactions have been duly authorized and approved by the board of directors of the Target and no other corporate proceedings on the part of it are necessary to authorize this Agreement and the Transactions. All action, corporate and otherwise, necessary to be taken by the Target to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements and instruments delivered the Target in connection with the Transactions has been duly and validly taken. Each of this Agreement and the Transaction Documents to which the Target is a party has been duly executed and delivered by it and constitutes the valid, binding, and enforceable obligation of it, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 8.4 Subsidiaries. Section 8.4 of the Target Disclosure Schedule lists, as of the date hereof, all Subsidiaries of the Target and indicates as to each the type of entity, its jurisdiction of organization and, its stockholders or other equity holders. Except as set forth in Section 8.4 of the Target Disclosure Schedule, the Target does not directly or indirectly own any other equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Except as set forth in Section 8.4 of the Target Disclosure Schedule, the Target is the direct or indirect owner of all outstanding shares of capital stock of its Subsidiaries, and all such shares are duly authorized, validly issued, fully paid and nonassessable and are owned by the Target free and clear of all Liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any Subsidiaries of the Target or otherwise obligating any Subsidiaries of the Target to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

Section 8.5 No Conflicts. The execution and delivery of this Agreement or any of the Transaction Documents contemplated hereby by the Target and the consummation of the Transactions and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the assets and properties of the Target and its Subsidiaries under, any provision of: (i) any Target Constituent Instrument; or (ii) any Material Contract to which the Target or any of its Subsidiaries is a party or to or by which it (or any of its assets and properties) is subject or bound; (b) subject to the filings and other matters referred to in Section 8.6, conflict with any material Judgment or Law applicable to the Target and its Subsidiaries, or their respective properties or assets, (c) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Target or its Subsidiaries; (d) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract to which the Target or any of its Subsidiaries is a party; (e) cause the Target or any of its Subsidiaries to become subject to, or to become liable for the payment of, any Tax; or (f) cause any of the assets owned by the Target or any of its Subsidiaries to be reassessed or revalued by any Governmental Authority, except, in the case of clauses (a)(ii), (b), (c), (d), (e) and (f) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Target.

Section 8.6 Consents and Approvals. Except as set forth in Section 8.6 of the Target Disclosure Schedule, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with (each, a “Consent”), or permit from any third party or any Governmental Authority is required to be obtained or made by or with respect to any Warrantor, in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, except for (a) such Consents as may be required under applicable state securities laws and the securities laws of any foreign country; and (b) such other Consents which, if not obtained or made, would not have a Material Adverse Effect on the Target and would not prevent, or materially alter or delay, any of the Transactions contemplated by this Agreement.

Section 8.7 Financial Statements.

(a) On or before December 31, 2008, the Target shall deliver to Pantheon its audited consolidated financial statements for the fiscal years ended March 31, 2006, 2007 and 2008 (collectively, the “Target Financial Statements”) prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated. The Target Financial Statements shall fairly present in all material respects the financial condition and operating results, change in stockholders’ equity and cash flow of the Target, as of the dates, and for the periods, indicated therein, and are accompanied by an unqualified opinion of an internationally recognized and U.S. registered independent public accounting firm reasonably acceptable to Pantheon and qualified to practice before the Public Company Accounting Oversight Board. The Target does not have any material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to March 31, 2008, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Target Financial Statements, which, in both cases, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect on the Target.

(b) The Target does not have any Off-balance Sheet Arrangements except arrangements that do not and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect to the Target.

(c) To the extent that the Balance Sheet included in the Target Financial Statements (the “Target Balance Sheet”) reflects any outstanding loans to or from any stockholders of the Target, all such loans have been repaid or forgiven, as applicable, and are no longer outstanding as of the date hereof.

Section 8.8 Internal Accounting Controls. The Target has implemented and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Officers of the Target have established disclosure controls and procedures for the Target and designed such disclosure controls and procedures to ensure that material information relating to the Target is made known to the officers by others within those entities. Officers of the Target have evaluated the effectiveness of the controls and procedures of the Target. Since March 31, 2008, there have been no significant changes in the internal controls of the Target or, to the Knowledge of the Warrantors, in other factors that could significantly affect the internal controls of the Target.

Section 8.9 [RESERVED].

Section 8.10 Absence of Certain Changes or Events. Except as disclosed in the Target Financial Statements, from March 31, 2008 to the date of this Agreement, the Target and its Subsidiaries have conducted their respective businesses only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Target or any of its Subsidiaries, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect on the Target;

(b) any damage, destruction or loss to, or any material interruption in the use of, any of the assets of the Target or any of its Subsidiaries (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on the Target;

(c) any waiver or compromise by the Target or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any Lien, claim, or encumbrance or payment of any obligation by the Target or any of its Subsidiaries, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect on the Target;

(e) any material change to a material Contract by which the Target or any of its Subsidiaries or any of their respective assets is bound or subject;

(f) any mortgage, pledge, transfer of a security interest in, or Lien, created by the Target or any of its Subsidiaries, with respect to any of their respective material properties or assets, except Liens for taxes not yet due or payable and Liens that arise in the ordinary course of business and do not materially impair such entity’s ownership or use of such property or assets;

(g) any loans or guarantees made by the Target or any of its Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h) any alteration of the method of accounting, accounting practice or the identity of auditors of the Target or any of its Subsidiaries;

(i) any declaration, accrual, set aside or payment of dividend or any other distribution of cash or other property in respect of any shares of capital stock of the Target or any of its Subsidiaries or any purchase, redemption or agreements to purchase or redeem by the Target or any of its Subsidiaries of any shares of capital stock or other securities;

(j) any sale, issuance or grant, or authorization of the issuance of equity securities of the Target or any of its Subsidiaries , except pursuant to existing stock option plans of the Target or any of its Subsidiaries ;

(k) any amendment to any Target Constituent Instruments, any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving the Target or any of its Subsidiaries ;

(l) any creation of any Subsidiary of the Target or acquisition by the Target or any of its Subsidiaries of any equity interest or other interest in any other Person;

(m) any material Tax election by the Target or any of its Subsidiaries ;

(n) any commencement or settlement of any Actions (as defined below) by the Target or any of its Subsidiaries; or

(o) any negotiations, arrangement or commitment by the Target or any of its Subsidiaries to do any of the things described in this Section 8.10.

Section 8.11 No Undisclosed Liabilities. Neither the Target nor any of its Subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent, including any obligations to issue capital stock or other securities of the Target) due after the date hereof, other than (a) those set forth or adequately provided for in the Target Balance Sheet, (b) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under U.S. GAAP, (c) those incurred in the ordinary course of business since the Target Balance Sheet date and not reasonably likely to result in a Material Adverse Effect to the Target, and (d) those incurred in connection with the execution of this Agreement.

Section 8.12 Litigation. To the Knowledge of the Warrantors, there is no private or governmental action, suit, inquiry, notice of violation, claim, arbitration, audit, proceeding (including any partial proceeding such as a deposition) or investigation (“Action”) pending or threatened in writing against or affecting the Target, any of its officers or directors (in their capacities as such), any of its Subsidiaries or any of their properties, before or by any Governmental Authority which (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on the Target. To the Knowledge of the Warrantors, there is no Judgment imposed upon the Target, any of its officers or directors (in their capacities as such), any of its Subsidiaries or any of their respective properties, that would prevent, enjoin, alter or materially delay any of the Transactions contemplated by this Agreement, or that would reasonably be expected to have a Material Adverse Effect on the Target. To the Knowledge of the Warrantors, neither the Target, any of its Subsidiaries nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under the securities laws of any Governmental Authority or a claim of breach of fiduciary duty.

Section 8.13 [RESERVED].

Section 8.14 Licenses, Permits, Etc. The Target and its Subsidiaries possess or will possess prior to the Closing all Material Permits. Such Material Permits are described or set forth on Section 8.14 of the Target Disclosure Schedule. True, complete and correct copies of the Material Permits issued to the Target and its Subsidiaries have previously been delivered to Pantheon. All such Material Permits are in full force and effect. Unless otherwise stipulated herein, the Target, its Subsidiaries and each of their respective officers, directors, employees, representatives and agents have complied with all terms of such Material Permits, except where instances of such noncompliance, individually or in the aggregate, have not had and would not reasonably be expected to have, a Material Adverse Effect on the Target, and they will take any and all actions reasonably necessary to ensure that all such Material Permits remain in full force and effect and that the terms of such Material Permits are not violated through the Closing Date. To the Knowledge of the Warrantors, neither the Target nor any of its Subsidiaries is in default under any of such Material Permits and no event has occurred and no condition exists which, with the giving of notice or the passage of time, or both, would constitute a default thereunder. Neither the execution and delivery of this Agreement, the Transaction Documents or any of the other documents contemplated hereby or thereby nor the consummation of the Transactions or compliance by the Target and its Subsidiaries with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Material Permit applicable to the business of the Target and its Subsidiaries.

Section 8.15 Title to Properties.

(a) Real Property. Section 8.15(a) of the Target Disclosure Schedule contains an accurate and complete list and description of (i) all real properties with respect to which the Target directly or indirectly holds valid land use rights as well as any other real estate that is in the possession of or leased by the Target and its Subsidiaries and the improvements (including buildings and other structures) located on such real estate (collectively, the “Real Property”), and (ii) any lease under which any such Real Property is possessed (the “Real Estate Leases”). Neither the Target nor any of its Subsidiaries is in default under any of the Real Estate Leases, except where such defaults, individually or in the aggregate, have not had and would not be reasonably expected to have, a Material Adverse Effect on the Target, and the officers of the Target are not aware of any default by any of the lessors thereunder.

(b) Tangible Personal Property. The Target and its Subsidiaries are in possession of and have good title to, or have valid leasehold interests in or valid contractual rights to use all material tangible personal property used in the conduct of their business, including the tangible personal property reflected in the Target Financial Statements and material tangible personal property acquired since March 31, 2008 (collectively, the “Tangible Personal Property”). All Tangible Personal Property is free and clear of all Liens, other than Permitted Liens, and is in good order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws. Neither Target nor any of its Subsidiaries has granted any lease, sublease, tenancy or license of any portion of the Tangible Personal Property.

(c) Accounts Receivable. The accounts receivable of the Target and each of its Subsidiaries reflected on the Target Financial Statements and created after March 31, 2008 but prior to the Closing Date are bona fide accounts receivable created in the ordinary course of business.

Section 8.16 Intellectual Property. The Target and its Subsidiaries own or are validly licensing or otherwise have the right to use any patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefore, trade secrets, computer software programs, and tangible or intangible proprietary information or material which are material to the conduct of their business taken as a whole (the “Intellectual Property Rights”). No claims are pending or, to the Knowledge of the Warrantors, threatened that the Target or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Right. To the Knowledge of the Warrantors, no Person is infringing the rights of the Target or any of its Subsidiaries with respect to any Intellectual Property Right.

Section 8.17 Taxes.

(a) The Target and its Subsidiaries have timely filed, or have caused to be timely filed on their behalf, all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of group of corporations, pursuant to applicable Legal Requirements. All Tax Returns filed by (or that include on a consolidated basis) the Target and its Subsidiaries were (and, as to a Tax Return not filed as of the date hereof, will be) in all respects true, complete and accurate. To the Knowledge of the Warrantors, there are no unpaid Taxes claimed to be due by any Governmental Authority in charge of taxation of any jurisdiction, nor any claim for additional Taxes for any period for which Tax Returns have been filed, and none of their officers or directors, or the Selling Shareholders, or any of their officers or directors (if an entity), know of any basis for any such claim.

(b) Neither the Target nor any of its Subsidiaries has received any notice that any Governmental Authority will audit or examine (except for any general audits or examinations routinely performed by such Governmental Authorities), seek information with respect to, or make material claims or assessments with respect to any Taxes for any period since January 1, 2002.

(c) The Target Financial Statements reflect an adequate reserve for all Taxes known to be payable by the Target and its Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements. None of the Target or its Subsidiaries is a party to or bound by any Tax indemnity, Tax sharing or similar agreement and the Target and its Subsidiaries currently have no material liability and will not have any material liabilities for any Taxes of any other Person under any agreement or by the operation of any Law. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Target or its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

(d) Neither the Target nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. Neither the Target nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns. No power of attorney currently in force has been granted by the Target or any of its Subsidiaries concerning any Taxes or Tax Return.

(e) [RESERVED].

(f) Neither the Target nor any of its Subsidiaries (i) is currently engaged in the conduct of a trade or business within the United States; (ii) is a corporation or other entity organized or incorporated in the United States; and (iii) owns or has ever owned any United States real property interests described in Section 897 of the Code.

Section 8.18 Employment Matters.

(a) Benefit Plan. Except as set forth in Section 8.18(a) of the Target Disclosure Schedule, neither the Target nor any of its Subsidiaries maintains any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Target or any such Subsidiary (collectively, the “Target Benefit Plans”). Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Target or any such Subsidiary. The consummation of the Transactions will not trigger any severance or termination agreements or arrangements between the Target or any of its Subsidiaries and any of their respective current or former employees, officers or directors, nor does the Target have any general severance plan or policy. Since March 31, 2008, there has not been any adoption or amendment in any material respect by the Target or any of its Subsidiaries of any Target Benefit Plan.

(b) Labor Matters. Except for disputes, agreements and other matters that, individually or in the aggregate, do not have or are not expected to have a Material Adverse Effect, (a) there are no collective bargaining or other labor union agreements to which the Target or any of its Subsidiaries is a party or by which it is bound; (b) no labor dispute exists or, to the Knowledge of the Warrantors, is imminent with respect to the employees of the Target or any of its Subsidiaries; (c)  there is no strike, work stoppage or other labor dispute involving the Target or any of its Subsidiaries pending or, to the Knowledge of the Warrantors, threatened; (d)  no complaint, charge or Actions by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the Knowledge of the Warrantors, threatened against the Target or any of its Subsidiaries; (e)  no grievance is pending or, to the Knowledge of the Warrantors, threatened against the Target or any of its Subsidiaries; and (f) neither the Target nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authorities relating to employees or employment practices.

(c) Executive Officers. Except as set forth in Section 8.18(c) of the Target Disclosure Schedule and other than any resignations required by The Rules Governing the Listing of Securities on the Growth Enterprise Market of the HKSE (the “HKSE Listing Rules”), no executive officer of the Target or any of its Subsidiaries has notified such entity in writing that such officer intends to leave the Target or any such Subsidiary or otherwise terminate such officer’s employment with the Target or such Subsidiary in connection with the consummation of the Transactions or within 60 days following the Closing Date.

Section 8.19 Transactions with Affiliates and Employees. Except as disclosed in the Target Financial Statements or in Section 8.19 of the Target Disclosure Schedule, none of the officers, directors or employees of the Target and the Warrantors is presently a party, directly or indirectly, to any transaction with the Target or any of its Subsidiaries (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Knowledge of the Warrantors, any entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

Section 8.20 Insurance. The Target has made available to Pantheon, prior to the date of this Agreement, true and correct copies of all contracts of insurance or indemnification, as amended and supplemented to which the Target or any of its Subsidiaries is a party. All such insurance policies are in full force and effect, all premiums due thereon have been paid and, to the Knowledge of the Warrantors, the Target and any such Subsidiary has complied with the provisions of such policies. Neither the Target nor any such Subsidiary has been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Target or any such Subsidiary under or in connection with any of their extant insurance policies. The Target and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and in the geographic areas where any of which engages in such businesses. The Warrantors have no reason to believe that the Target and its Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business on terms consistent with market for the Target’s or any of its Subsidiaries’ respective lines of business.

Section 8.21 Material Contracts.

(a) The Target is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract to which it or any such Subsidiary is a party or by which they or any of their respective properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Target; and, to the Knowledge of the Warrantors, no other Person has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Target.

(b) Each Material Contract is a legal, valid and binding agreement, and is in full force and effect, and (i) neither the Target nor any of its Subsidiaries is in breach or default of any Material Contract to which it is a party in any material respect; (ii) to the Knowledge of the Warrantors, no event has occurred or circumstance has existed that (with or without notice or lapse of time), will or would reasonably be expected to, (A) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Contract; (B) permit the Target or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract; or (iii) neither the Target nor any of its Subsidiaries has received written notice of any proposed cancellation, revocation or termination of any Material Contract to which it is a party; and (iv) there are no renegotiations of, or attempts to renegotiate, any material terms of any Material Contract. Since March 31, 2008, neither the Target nor any of its Subsidiaries has received any written notice regarding any actual or possible violation or breach of, or default under, any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Target.

Section 8.22 Compliance with Applicable Laws. The Target and its Subsidiaries are in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Target. Neither the Target nor any of its Subsidiaries has received any written communication during the past two years from a Governmental Authority alleging that the Target or any such Subsidiary is not in compliance in any material respect with any applicable Law. This Section 8.22 does not relate to matters with respect to Taxes, which are the subject of Section 8.17.

Section 8.23 Foreign Corrupt Practices. None of the Warrantors, nor any of their respective Representatives, has, in the course of its actions for, or on behalf of, the Target or any of its Subsidiaries, directly or indirectly, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any Governmental Authority or any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of the Target or any such Subsidiary to any foreign or domestic government official or employee. None of the Warrantors, or any of their respective Representatives, has committed any acts or omissions which would constitute a breach of applicable criminal laws, including but not limited to corruption laws.

Section 8.24 Money Laundering Laws. The Target and its Subsidiaries have conducted their business at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no proceeding involving the Target with respect to the Money Laundering Laws is pending or, to the Knowledge of the Warrantors, is threatened.

Section 8.25 Governmental Inquiry. Neither the Target nor any of its Subsidiaries has received any material written inspection report, questionnaire, inquiry, demand or request for information from a Governmental Authority.

Section 8.26 Records. The books of account, minute books and shareholder records of the Target and its Subsidiaries made available to Pantheon are complete and accurate in all material respects, and there have been no material transactions involving the Target or any of its Subsidiaries which are required to be set forth therein and which have not been so set forth.

Section 8.27 Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of the Target or any of its Subsidiaries.

Section 8.28 Vote Required. There is no vote of the shareholders of Target necessary to approve this Agreement and the Transactions contemplated hereby.

Section 8.29 Business Relationships. To the Knowledge of the Warrantors, the execution of this Agreement and Transaction Documents and the consummation of the Transactions contemplated hereby and thereby will not materially adversely affect the relationships of the Target with its subscribers.

Section 8.30 OFAC. None of the Target, any director or officer of the Target, or, to the Knowledge of the Warrantors, any agent, employee, affiliate or Person acting on behalf of the Target is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Target has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

Section 8.31 Additional PRC Representations and Warranties.

(a) All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of the Target and its Subsidiaries have been duly obtained from the relevant PRC Governmental Authority and are in full force and effect.

(b) All filings and registrations with the PRC Governmental Authorities required in respect of the Target and its Subsidiaries and their respective operations including, without limitation, the registration with and/or approval by the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs offices and other PRC Governmental Authorities that administer foreign investment enterprises have been duly completed in accordance with the relevant PRC rules and regulations, except where the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(c) The Target and its Subsidiaries have complied with all relevant PRC laws and regulations regarding the contribution and payment of their registered share capital, the payment schedules of which have been approved by the relevant PRC Governmental Authority.

(d) Neither the Target nor any of its Subsidiaries is in receipt of any letter or notice from any relevant PRC Governmental Authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by the Target or any of its Subsidiaries, except where the notice or the letter does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(e) The Target and its Subsidiaries have conducted their respective business activities within the permitted scope of business or have otherwise operated their respective businesses in compliance, in all material respects, with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC Governmental Authorities, except where such non-compliance has not had and would not reasonably be expected to have, resulted in a Material Adverse Effect on the Target. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of the Target’s business which is subject to periodic renewal, the Warrantors have no Knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC Governmental Authorities, except where such grounds does not, and would not, individually or in the aggregate, result in a Material Adverse Effect.

(f) With regard to employment and staff or labor, the Target and its Subsidiaries have complied, in all material respects, with all applicable PRC laws and regulations, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

Section 8.32 Stamp Duty; Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Pantheon Parties to any Governmental Authority in Cayman Islands, Hong Kong, the PRC or any other applicable jurisdiction or any political subdivision or taxing authority thereof or therein (other than on the net income of the Pantheon Parties where the net income of the Pantheon Parties is otherwise subject to taxation by the applicable jurisdiction) in connection with the Transactions.

Section 8.33 Environmental Matters. To the Knowledge of the Warrantors after due inquiry, each of the Target and its Subsidiaries is, and at all times has been, in substantial compliance with, and has not been and is not in material violation of or subject to any material liability under, any Environmental Law, and the Target does not have any basis to expect, nor has the Target and its Subsidiaries, nor any other Person for whose conduct they are or may be held to be responsible, received any written order or notice from (a) any Governmental Authority or private citizen acting in the public interest, or (b) the current or prior owner or operator of any Facilities, of any actual or potential material violation by the Target or any of its Subsidiaries, or failure by the Target or any of its Subsidiaries to comply with, any Environmental Law, or of any actual or threatened material obligation by the Target or any of its Subsidiaries to undertake or bear the cost of any liabilities under the Environmental Laws with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Target or any of its Subsidiaries has or has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Target or any other Person for whose conduct the Target is or may be held legally responsible, or from any such Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

Section 8.34 Disclosure. All of the representations or warranties made by the Target herein, in the Target Disclosure Schedule or in any certificate furnished by the Target pursuant to this Agreement, are true and correct, and when all such documents are read together in their entirety, none of them contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Section 8.35 No Additional Agreements. The Target does not have any agreement or understanding with Pantheon with respect to the Transactions contemplated by this Agreement other than as specified in this Agreement.

ARTICLE IX

Representations and Warranties of Pantheon

Except as set forth in the Disclosure Schedule of Pantheon attached hereto as Schedule III (the “Pantheon Disclosure Schedule”), each of the Pantheon Parties, jointly and severally, represents and warrants to the Warrantors and Selling Shareholders as follows:

Section 9.1 Capital Structure.

(a) Section 9.1(a) of the Pantheon Disclosure Schedule sets forth, as of the date hereof, the share capitalization of Pantheon and all the outstanding options, warrants or rights to acquire any share capital of Pantheon. Other than those set forth in Section 9.1(a) of the Pantheon Disclosure Schedule: (i) there are no options, warrants or other rights outstanding which give any Person the right to acquire any share capital of Pantheon or to subscribe to any increase of any share capital of Pantheon; and (ii) there are no disputes, arbitrations or litigation proceedings involving Pantheon with respect to the share capital of Pantheon.

(b) Except as set forth in Section 9.1(b) of the Pantheon Disclosure Schedule: (i) no shares of capital stock or other voting securities of Pantheon were issued, reserved for issuance or outstanding and there have not been any issuances of capital securities or options, warrants or rights to acquire the capital securities of Pantheon; (ii) all outstanding shares of the capital stock of Pantheon are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Pantheon Constituent Instruments (as defined below) or any Contract to which Pantheon is a party or otherwise bound; and (iii) there are no outstanding contractual obligations of Pantheon to repurchase, redeem or otherwise acquire any shares of capital stock of Pantheon.

(c) Except as set forth in Section 9.1(c) of the Pantheon Disclosure Schedule, as of the date of this Agreement: (i) there are no bonds, debentures, notes or other indebtedness of Pantheon having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Common Stock may vote (“Voting Pantheon Debt”); and (ii) there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Pantheon is a party or by which it is bound (A) obligating Pantheon to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Pantheon or any Voting Pantheon Debt, or (B) obligating Pantheon to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking.

(d) Except as set forth in Section 9.1(d) of the Pantheon Disclosure Schedule, Pantheon is not a party to any agreement granting any security holder of Pantheon the right to cause Pantheon to register shares of the capital stock or other securities of Pantheon held by such security holder under the Securities Act. The stockholder list provided to the Target is a current shareholder list generated by Pantheon’s stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of Pantheon’s capital stock.

Section 9.2 Organization and Standing. Pantheon is duly organized, validly existing and in good standing under the laws of the State of Delaware. Pantheon is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by Pantheon or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on Pantheon. Pantheon has the requisite power and authority to own, lease and operate its tangible assets and properties and to carry on its business as now being conducted and, subject to necessary approvals of the relevant Governmental Authorities, as presently contemplated to be conducted. Pantheon has delivered to the Target true and complete copies of the certificate of incorporation of Pantheon, as amended to the date of this Agreement and the bylaws of Pantheon, as amended to the date of this Agreement (the “Pantheon Constituent Instruments”).

Section 9.3 Authority; Execution and Delivery; Enforceability. Pantheon has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a Party and to consummate the Transactions. The execution and delivery by Pantheon of this Agreement and the consummation by Pantheon of the Transactions have been duly authorized and approved by the Pantheon Board and no other corporate proceedings on the part of Pantheon are necessary to authorize this Agreement and the Transactions. Other than the Shareholder Approval (as defined below), all action, corporate and otherwise, necessary to be taken by Pantheon to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements and instruments delivered by Pantheon in connection with the Transactions has been duly and validly taken. Each of this Agreement and the Transaction Documents to which Pantheon is a Party has been duly executed and delivered by Pantheon and constitutes the valid, binding, and enforceable obligation of Pantheon, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 9.4 No Subsidiaries or Equity Interests. Pantheon does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person other than its ownership interest in Pantheon Arizona prior to the Merger Effective Time.

Section 9.5 No Conflicts. Except as set forth in Section 9.5 of the Pantheon Disclosure Schedule, the execution and delivery of this Agreement or any of the Transaction Documents by Pantheon and the consummation of the Transactions and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the assets and properties of Pantheon under, any provision of: (i) any Pantheon Constituent Instrument; (ii) any Pantheon Material Contract (as defined in Section 9.23 hereof) to which Pantheon is a party or to or by which it (or any of its assets and properties) is subject or bound; or (iii) any Material Permit; (b) subject to the filings and other matters referred to in Section 9.6, conflict with any material Judgment or Law applicable to Pantheon, or its properties or assets; (c) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to Pantheon; (d) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract to which Pantheon is a party; or (e) cause any of the assets owned by Pantheon to be reassessed or revalued by any Governmental Authority, except, in the case of clauses (a)(ii), (a)(iii), (b), (c), (d) and (e) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Pantheon.

Section 9.6 Consents and Approvals. Except as set forth in Section 9.6 of the Pantheon Disclosure Schedule, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Authority is required to be obtained or made by or with respect to Pantheon in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of Articles of Merger with the Arizona Corporation Commission as provided in Section 1.2; (ii) the filings in connection with the Conversion as provided in Section 2.2; (iii) the filing with, and clearance by the SEC of a Registration Statement on Form S-4 containing a preliminary proxy statement/prospectus, which shall serve as a proxy statement pursuant to Section 14(a), Regulation 14A and Schedule 14A under the Exchange Act, a registration statement under the Securities Act, and all other proxy materials for the Pantheon Stockholders Meeting (as defined in Section 12.1(a)) (the “Proxy Statement/Prospectus”) and the approval, among others, of this Agreement and the Transactions in such Pantheon Stockholders Meeting (the “Shareholder Approval”); (iv) the filing of a Form 8-K with the SEC within four (4) business days after the execution of this Agreement and of the Closing Date; (v) any filings as required under applicable securities laws of the United States and the securities laws of any foreign country; (vi) any filing required by the OTCBB; and (vii) the procurement of such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Pantheon and would not prevent, or materially alter or delay, consummation of any of the Transactions.

Section 9.7 SEC Documents. Pantheon has filed all reports, schedules, forms, statements and other documents required to be filed by Pantheon with the SEC since December 14, 2006, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (the “Pantheon SEC Documents”). As of its respective filing date, each Pantheon SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Pantheon SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Pantheon SEC Document has been revised or superseded by a later filed Pantheon SEC Document, none of the Pantheon SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Pantheon included in the Pantheon SEC Documents (the “Pantheon Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Pantheon as of the dates thereof and the consolidated results of their operations and cash flows as at the respective dates of and for the periods referred to in such financial statements (subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the omission of notes to the extent permitted by Regulation S-X of the SEC).

Section 9.8 Internal Accounting Controls. Pantheon maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Pantheon’s officers have established disclosure controls and procedures for Pantheon and designed such disclosure controls and procedures to ensure that material information relating to Pantheon is made known to the officers by others within those entities. Pantheon’s officers have evaluated the effectiveness of Pantheon’s controls and procedures and there is no material weakness, significant deficiency or control deficiency, in each case as such term is defined in Public Company Accounting Oversight Board Auditing Std. No. 2. Since March 31, 2008, there have been no significant changes in Pantheon’s internal controls or, to Pantheon’s Knowledge, in other factors that could significantly affect Pantheon’s internal controls.

Section 9.9 [RESERVED].

Section 9.10 Absence of Certain Changes or Events. Except as disclosed in Section 9.10 of the Pantheon Disclosure Schedule, from the date of the most recent audited financial statements included in the filed Pantheon SEC Documents to the date of this Agreement, there has not been:

(a) any event, situation or effect (whether or not covered by insurance) that has resulted in, or to Pantheon’s Knowledge, is reasonably likely to result in, a Material Adverse Effect on Pantheon;

(b) any damage, destruction or loss to, or any material interruption in the use of, any of the assets of Pantheon (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on Pantheon;

(c) any material change to a material Contract by which Pantheon or any of its assets is bound or subject;

(d) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(e) any resignation or termination of employment of the Chief Executive Officer, Chief Financial Officer, President or the Secretary of Pantheon;

(f) any mortgage, pledge, transfer of a security interest in, or Lien, created by Pantheon, with respect to any of its material properties or assets, except for Permitted Liens;

(g) any loans or guarantees made by Pantheon to or for the benefit of its officers or directors, or any members of their immediate families, or any material loans or guarantees made by Pantheon to or for the benefit of any of its employees or any members of their immediate families, in each case, other than travel advances and other advances made in the ordinary course of its business;

(h) any declaration, setting aside or payment or other distribution in respect of any of Pantheon’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Pantheon;

(i) any alteration of Pantheon’s method of accounting or the identity of its auditors;

(j) any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Pantheon shares option plans; or

(k) any negotiations, arrangement or commitment by Pantheon to take any of the actions described in this Section 9.10.

Section 9.11 Undisclosed Liabilities. Except as set forth in Section 9.11 of the Pantheon Disclosure Schedule, Pantheon has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) due after the date hereof other than those not required to be set forth on a balance sheet of Pantheon or in the notes thereto under U.S. GAAP. Section 9.11 of the Pantheon Disclosure Schedule sets forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of Pantheon) due after the date hereof.

Section 9.12 Litigation. As of the date hereof, there is no Action which (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on Pantheon. Neither Pantheon nor any director or officer thereof (in his or her capacity as such) is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

Section 9.13 Compliance with Applicable Laws. Except as set forth in Section 9.13 of the Pantheon Disclosure Schedule, Pantheon is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Pantheon. Except as set forth in Section 9.13 of the Pantheon Disclosure Schedule, Pantheon has not received any written communication during the past two (2) years from a Governmental Authority alleging that Pantheon is not in compliance in any material respect with any applicable Law.

Section 9.14 Sarbanes-Oxley Act of 2002. Pantheon is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) applicable to it as of the date hereof and as of the Closing. There has been no change in Pantheon’s accounting policies since inception except as described in the notes to the Pantheon Financial Statements. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since inception, was accompanied by the certifications required to be filed or submitted by Pantheon’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Neither Pantheon, nor, to the Knowledge of Pantheon, any Representative of Pantheon, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Pantheon or its internal accounting controls, including any complaint, allegation, assertion or claim that Pantheon has engaged in questionable accounting or auditing practices, except for (a) any complaint, allegation, assertion or claim as has been resolved without any resulting change to Pantheon’s accounting or auditing practices, procedures methodologies or methods of Pantheon or its internal accounting controls, and (b) questions regarding such matters raised and resolved in the ordinary course of business in connection with the preparation and review of Pantheon’s financial statements and periodic reports. To the Knowledge of Pantheon, no attorney representing Pantheon, whether or not employed by Pantheon, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Pantheon or any of its officers, directors, employees or agents to the Pantheon Board or any committee thereof or to any director or officer of Pantheon. To the Knowledge of Pantheon, no employee of Pantheon has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

Section 9.15 Certain Registration Matters. Except as specified in Section 9.15 of the Pantheon Disclosure Schedule, and except for registration rights granted in connection with the Pantheon Public Offering, Pantheon has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of Pantheon registered with the SEC or any other Governmental Authority that have not been satisfied.

Section 9.16 Broker’s and Finders’ Fees. Except as specified in Section 9.16 of the Pantheon Disclosure Schedule, Pantheon has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any Transaction.

Section 9.17 Minute Books. The minute books of Pantheon made available to the Target contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of Pantheon since inception and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

Section 9.18 [RESERVED].

Section 9.19 Board Approval. The Pantheon Board (including any required committee or subgroup of the Pantheon Board) has, as of the date of this Agreement, (i) adopted resolutions approving the Merger and setting forth the terms and conditions thereof, and declared the advisability of and approved this Agreement and the Transactions, (ii) determined that the Transactions are in the best interests of the stockholders of Pantheon, and (iii) determined that the fair market value of the Target is equal to at least 80% of Pantheon’s net assets.

Section 9.20 Over-the-Counter Bulletin Board Quotation. The Common Stock and Warrants are quoted on the OTCBB. There is no Action pending or, to the Knowledge of Pantheon, threatened against Pantheon by FINRA with respect to any intention by such entities to prohibit or terminate the quotation of such securities on the OTCBB. The Common Stock and Warrants are registered pursuant to Section 12(g) of the Exchange Act and Pantheon has taken no action designed to, or which is likely to have the effect of, terminating the registration of such securities under the Exchange Act nor has Pantheon received any notification that the SEC is contemplating terminating such registration.

Section 9.21 Trust Fund. Section 9.21 of the Pantheon Disclosure Schedule sets forth as of June 30, 2008 the dollar amount (including an accrual for the earned but uncollected interest thereon) held in the trust account established in connection with Pantheon’s Public Offering for the benefit of its public shareholders (the “Trust Fund”) for use by Pantheon in connection with a business combination as set forth in the Pantheon Constituent Instruments. Section 9.21 of the Pantheon Disclosure Schedule sets forth as of June 30, 2008 the dollar amount of the Trust Fund that represents deferred underwriting commissions which will be paid to the underwriters of the Pantheon Public Offering at the Closing.

Section 9.22 Transactions with Affiliates and Employees. Except as set forth in Section 9.22 of the Pantheon Disclosure Schedule, none of the officers or directors of Pantheon and, to the Knowledge of Pantheon, none of the employees of Pantheon is presently a party to any transaction with Pantheon that is required to be disclosed under Rule 404(a) of Regulation S-K (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Pantheon, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 9.23 Material Contracts.

(a) Pantheon has made available to the Target, prior to the date of this Agreement, true, correct and complete copies of each material contract which would be considered a material contract pursuant to Item 601(b)(10) of Regulation S-K or pursuant to which Pantheon receives or pays amounts in excess of US$100,000 (each a “Pantheon Material Contract”). A list of each such Pantheon Material Contract is set forth on Section 9.23 of the Pantheon Disclosure Schedule. As of the date of this Agreement, Pantheon is not in violation of or in default under (nor does there exist any condition which upon the passage of time, the giving of notice or both would cause such a violation of or default under) any Pantheon Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Pantheon; and, to the Knowledge of Pantheon, as of the date of this Agreement, no other Person has violated or breached, or committed any default under, any Pantheon Material Contract, except for violations, breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Pantheon.

(b) Except as would not reasonably be expected to have a Material Adverse Effect on Pantheon, each Pantheon Material Contract is a legal, valid and binding agreement, and is in full force and effect, and (i) Pantheon is not in breach or default of any Pantheon Material Contract in any material respect; (ii) no event has occurred or circumstance has existed that (with or without notice or lapse of time), will or would reasonably be expected to, (A) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Pantheon Material Contract; (B) permit Pantheon or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Pantheon Material Contract; or (iii) Pantheon has not received notice of the pending or threatened cancellation, revocation or termination of any Pantheon Material Contract to which it is a party. Since March 31, 2008, Pantheon has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Pantheon Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on Pantheon.

Section 9.24 Taxes.

(a) Pantheon has timely filed, or has caused to be timely filed on its behalf, all Tax Returns that are or were required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Pantheon. There are no unpaid Taxes claimed to be due by any Governmental Authority in charge of taxation of any jurisdiction, nor any claim for additional Taxes for any period for which Tax Returns have been filed, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Pantheon, and the officers of Pantheon know of no basis for any such claim.

(b) Pantheon has not received any notice that any Governmental Authority will audit or examine (except for any general audits or examinations routinely performed by such Governmental Authorities), seek information with respect to, or make material claims or assessments with respect to any Taxes for any period. Pantheon has made available to the Target copies of all Tax Returns, examination reports, and statements of deficiencies filed by, assessed against or agreed to by Pantheon for and during fiscal years 2006 and 2007 (since inception).

(c) The Pantheon Financial Statements reflect an adequate reserve for all Taxes payable by Pantheon (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements. Pantheon is neither a party to nor is it bound by any tax indemnity, tax sharing or similar agreement and Pantheon currently has no material liability and will not have any material liabilities for any Taxes of any other Person under any agreement or by the operation of any Law. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Pantheon, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Pantheon.

Section 9.25 Foreign Corrupt Practices. Neither Pantheon, nor, to Pantheon’s Knowledge, any Representative of Pantheon has, in the course of its actions for, or on behalf of, Pantheon (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the FCPA; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee, except, in the case of clauses (a) and (b) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Pantheon.

Section 9.26 Money Laundering Laws. The operations of Pantheon are and have been conducted at all times in compliance with Money Laundering Laws and no proceeding involving Pantheon with respect to the Money Laundering Laws is pending or, to the Knowledge of the officers of Pantheon, is threatened.

ARTICLE X

Conduct Prior To The Closing

Section 10.1 Covenants of the Warrantors. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Warrantors agree that the Target and its Subsidiaries shall use commercially reasonable efforts to (except to the extent expressly contemplated by this Agreement or as consented to in writing by the Pantheon Parties), (i) carry on their businesses in the ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact their present business organizations, and (ii) use their commercially reasonable efforts consistent with past practice to keep available the services of their present executive officers and directors and use their commercially reasonable efforts consistent with past practice to preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, to the end that there shall not be a Material Adverse Effect in their ongoing businesses as of the Closing Date. The Warrantors agree to promptly notify Pantheon of any material event or occurrence not in the ordinary course of business that would have or reasonably be expected to have a Material Adverse Effect on the Target. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as otherwise expressly permitted by or provided for in this Agreement, none of the Warrantors shall do, allow, cause or permit any of the following actions to occur with respect to the Target without the prior written consent of Pantheon, which consent shall not be unreasonably delayed or withheld:

(a) Charter Documents. Cause or permit any amendments to any of the Target Constituent Instruments or any other equivalent organizational documents, except for such amendments made pursuant to a Legal Requirement or as contemplated by this Agreement;

(b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

(c) Material Contracts. Enter into any new Material Contract, or violate, amend or otherwise modify or waive any of the terms of any existing Material Contract, other than (i) in the ordinary course of business consistent with past practice or (ii) upon prior written consent of Pantheon;

(d) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(e) Intellectual Property. Transfer or license to any Person or entity any Intellectual Property Rights other than the license of non-exclusive rights to Intellectual Property Rights in the ordinary course of business consistent with past practice;

(f) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole, except in the ordinary course of business consistent with past practice;

(g) Indebtedness. Except in its ordinary course of business, issue or sell any debt securities or guarantee any debt securities of others in excess of US$3,000,000 in the aggregate;

(h) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of US$3,000,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than (i) in the ordinary course of business, and (ii) the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements, as applicable;

(i) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed US$3,000,000 individually or in the aggregate;

(j) [RESERVED].

(k) Employment. Except as required under the Legal Requirements or agreements or pursuant to plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance, retirement, retention, incentive or similar agreement, arrangement or benefit plan for the benefit or welfare of any current or former director, executive officer or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, executive officer, (iii) materially amend or accelerate the payment, right to payment or vesting of any compensation or benefits, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, or (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder;

(l) No Solicitation. None of the Warrantors shall take (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Warrantors to take) directly or indirectly, any action to initiate, assist, solicit, negotiate, or encourage any offer, inquiry or proposal from any Person other than Pantheon: (i) relating to the acquisition of any capital stock or other voting securities of the Target or any of its Subsidiaries or any assets of the Target or any of its Subsidiaries other than sales of assets in the ordinary course of business (including any acquisition structured as a merger, consolidation, share exchange or other business combination) (an “Acquisition Proposal”); (ii) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Acquisition Proposal; (iii) to participate in discussions or negotiations with or to furnish or cause to be furnished any information with respect to Warrantors or afford access to the assets and properties or books and records of Warrantors to any Person (other than as contemplated by Section 11.1) who any of the Warrantors (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Acquisition Proposal relating to the Target or any of its Subsidiaries; (iv) to participate in any discussions or negotiations regarding, furnish any material non-public information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, or (v) to take any other action that is inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby;

(m) Other Acquisition Proposals. The Warrantors will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the actions set forth in Section 10.1(l) above, if applicable. The Warrantors will promptly (i) notify Pantheon if any of the Warrantors receives any proposal or inquiry or request for information in connection with an Acquisition Proposal, and (ii) notify Pantheon of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal;

(n) Facility. Open or close any facility or office except in the ordinary course of business;

(o) Litigation. Initiate, compromise or settle any material litigation or arbitration proceedings; and

(p) Other. Agree in writing or otherwise to take any of the actions described in Sections 10.1(a) through (o) above.

Section 10.2 Covenants of Pantheon. From the date hereof until the earlier of the termination of this Agreement or the Closing Date, Pantheon agrees that Pantheon shall use commercially reasonable efforts, and cause Pantheon Arizona to use commercially reasonable efforts, to (except to the extent expressly contemplated by this Agreement or as consented to in writing by the Target), (i) carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due (subject to good faith disputes over such debts or taxes), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations and (ii) use its commercially reasonable efforts consistent with past practice to keep available the services of its present officers, directors and employees and use its commercially reasonable efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that there shall not be a Material Adverse Effect in its ongoing business as of the Closing Date. Pantheon agrees to promptly notify the Target of any material event or occurrence not in the ordinary course of its business and of any event that would have a Material Adverse Effect on any of the Pantheon Parties. Without limiting the generality of the forgoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as listed on Section 10.2 of the Pantheon Disclosure Schedule or as otherwise expressly permitted by or provided for in this Agreement, the Pantheon Parties shall not do, allow, cause or permit any of the following actions to occur without the prior written consent of the Target, which consent shall not be unreasonably delayed or withheld:

(a) Charter Documents. Cause or permit any amendments in any of their constituent instruments except for such amendments required by any Legal Requirement or the rules and regulations of the SEC or OTCBB or as are contemplated by this Agreement (or such other applicable national securities exchange);

(b) Accounting Policies and Procedures. Change any method of accounting or accounting principles or practices by Pantheon, except for any such change made pursuant to a Legal Requirement or by a change in U.S. GAAP;

(c) SEC Reports. Fail to timely file or furnish to or with the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished (except those filings by affiliates of Pantheon required under Section 13(d) or 16(a) of the Exchange Act provided their failure to file such documents does not have a Material Adverse Effect on Pantheon or the ability of Pantheon to consummate the Transactions);

(d) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

(e) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets;

(f) Material Contracts. Enter into any new Pantheon Material Contract, or violate, amend or otherwise modify or waive any of the terms of any existing Pantheon Material Contract, other than (i) contracts involving the payment or receipt by Pantheon of no more than US$100,000, individually, or in the aggregate, that, in Pantheon’s reasonable judgment, are necessary for the completion of the Transactions; or (ii) upon prior consultation with, and prior written consent (which shall not be unreasonably delayed or withheld) of the Warrantors;

(g) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(h) Indebtedness. Issue or sell any debt securities or guarantee any debt securities of others;

(i) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of US$100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than (i) in the ordinary course of business, and (ii) the payment, discharge or satisfaction of liabilities reflected or reserved against in the Pantheon Financial Statements, as applicable;

(j) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements;

(k) Acquisitions. Acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole, or acquire any equity securities of any corporation, partnership, association or business organization;

(l) [RESERVED].

(m) Litigation. Initiate, compromise or settle any material litigation or arbitration proceedings; and

(n) Other. Agree in writing or otherwise to take any of the actions described in Sections 10.2(a) through (m) above.

ARTICLE XI

Additional Covenants of the Warrantors

Section 11.1 Access to Information. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which any Warrantor is subject, between the date of this Agreement and the Closing Date, subject to Pantheon’s undertaking to use its commercially reasonable efforts to keep confidential and protect the Trade Secrets of the Target and its Subsidiaries against any disclosure, the Target and its Subsidiaries shall permit, upon reasonable request, Pantheon and its Representatives access at dates and times agreed upon by the applicable entity and Pantheon, to all of the books and records of the Target and its Subsidiaries which the Pantheon Parties determine are necessary for the preparation and amendment of the Proxy Statement/Prospectus and such other filings or submissions in accordance with SEC rules and regulations as are necessary to consummate the Transactions and as are necessary to respond to requests of the SEC staff, Pantheon’s accountants and relevant Governmental Authorities; provided, however, that the Pantheon Parties may make a disclosure otherwise prohibited by this Section 11.1 if required by applicable law or regulation or regulatory, administrative or legal process (including, without limitation, by oral questions, interrogatories, requests for information, subpoena of documents, civil investigative demand or similar process) or the rules and regulations of the SEC or any stock exchange having jurisdiction over Pantheon Parties.

Section 11.2 Interim Financial Information. The Warrantors shall use their commercially reasonable efforts to deliver no later than December 31, 2008 to Pantheon the unaudited consolidated balance sheets as of June 30, 2008 and the related consolidated statements of income and statements of cash flows of the Target for the period then ended (the “Target Interim Financial Statements”). The Target Interim Financial Statements for the quarter ended June 30, 2008, including the notes thereto, will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be otherwise specified in the notes thereto). The Target Interim Financial Statements for the quarter ended June 30, 2008 will fairly present in all material respects the consolidated financial condition and operating results, change in stockholders’ equity and cash flow of the Target, as of the dates, and for the periods, indicated therein, subject to the normal, recurring year-end adjustments.

Section 11.3 Insurance. Through the Closing Date, the Warrantors shall cause the Target and its Subsidiaries to maintain insurance policies providing insurance coverage for the businesses in which the Target and its Subsidiaries are engaged and the assets and properties of the Target and its Subsidiaries of the kinds, in the amounts and against the risks as are commercially reasonable for such businesses and risks covered and for the geographic areas where the Target and its Subsidiaries engage in such businesses.

Section 11.4 Fulfillment of Conditions. The Warrantors shall use their commercially reasonable efforts to fulfill the conditions specified in Article XIV to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) executing and delivering documents necessary or desirable to consummate the Transactions contemplated hereby, (b) engaging in a road show, at mutually agreed times and places, to seek the approval of the Transactions, and (c) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their commercially reasonable efforts to conduct their respective businesses in such manner that on the Closing Date the representations and warranties of the each of the Warrantors contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

Section 11.5 Disclosure of Certain Matters. From the date hereof through the Closing Date, each of the Warrantors shall give Pantheon prompt written notice of any event or development that occurs that (a) is of a nature that, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on the Target, or (b) would require any amendment or supplement to the Proxy Statement/Prospectus.

Section 11.6 Regulatory and Other Authorizations; Notices and Consents.

(a) The Warrantors shall use their commercially reasonable efforts to obtain all material Consents that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate with Pantheon in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) Each Warrantor shall give promptly such notices to third parties and use its commercially reasonable efforts to obtain such third party consents and estoppel certificates as are required to consummate the Transactions.

(c) Each of the Warrantors shall cooperate and use commercially reasonable efforts to assist the other in giving such notices and obtaining such consents and estoppel certificates as are required to consummate the Transactions; provided, however, that such Warrantor shall have no obligation to give any guarantee or other consideration of any nature in connection with the seeking of such Consent or to consent to any change in the terms of any agreement or arrangement which such Warrantor in its reasonable discretion may deem adverse to the interests of Pantheon, Warrantors or the business of the Target.

(d) The Warrantors shall use their commercially reasonable efforts to obtain, prior to the date of the mailing of the proxy statement relating to the Pantheon Stockholders Meeting, (i) all necessary approvals from GM’s shareholders for the Transactions contemplated under this Agreement in accordance with the HKSE Listing Rules; (ii) all necessary approvals from HKSE for GM’s spin-off proposal in relation to the Transactions contemplated by this Agreement in accordance with the HKSE Listing Rules; (iii) all necessary approvals in order to terminate the CSC Option Scheme; and (iv) all necessary approvals in order to implement the provisions of Section 5.2.

Section 11.7 Related Taxes. From the date hereof through the Closing Date, each of the Target and its Subsidiaries, consistent with past practice, shall (i) duly and timely file all Tax Returns and other documents required to be filed by it with applicable Governmental Authorities subject to extensions permitted by law and properly granted by the appropriate authority; provided, that the Target shall promptly notify Pantheon that any of the Target and its Subsidiaries is availing itself of such extensions, and (ii) pay all Taxes shown as due on such Tax Returns.

Section 11.8 Proxy Statement/Prospectus. Each of the Warrantors shall use commercially reasonable efforts to provide promptly to Pantheon such information concerning the business affairs and consolidated financial statements of the Target as may reasonably be required for inclusion in the Proxy Statement/Prospectus (except that the Warrantors shall only be required to provide three (3) years of selected consolidated financial data of the Target in connection with the Proxy Statement/Prospectus, or in any amendments or supplements thereto), shall direct that its counsel cooperate with Pantheon’s counsel in the preparation of the Proxy Statement/Prospectus and shall request the cooperation of Pantheon’s auditors in the preparation of the Proxy Statement/Prospectus. None of the information supplied or to be supplied by or on behalf of the Warrantors for inclusion or incorporate by reference in the Proxy Statement/Prospectus will, at the time the Proxy Statement/Prospectus is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If any information provided by the Warrantors is discovered or any event occurs with respect to any of the Warrantors, or any change occurs with respect to the other information provided by the Warrantors included in the Proxy Statement/Prospectus which is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus so that such document does not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Warrantors shall notify Pantheon promptly of such event.

Section 11.9 Covenant not to Sue. In consideration of Pantheon’s entry into this Agreement, each of the Warrantors and the Selling Shareholders waives all right, title, interest or claim of any kind against the Trust Fund that any of the Warrantors or the Selling Shareholders may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Pantheon, and will not seek recourse against the Trust Fund.

Section 11.10 Closing Date. The Warrantors acknowledge that pursuant to the Pantheon Constituent Instruments Pantheon must consummate the Transactions contemplated by this Agreement no later than December 14, 2008 and, at the request of Pantheon, shall use their commercially reasonable efforts to assist Pantheon in seeking a required amendment to the Pantheon Constituent Instruments in order to consummate the Transactions contemplated by this Agreement.

Section 11.11 Share Purchases Prior to Closing Date. To the extent necessary, practicable and permitted under the applicable Laws, GM shall purchase, or procure the purchase of, shares of Common Stock in the open market or in privately negotiated transactions for the purpose of assisting in the successful outcome of the Pantheon Stockholders Meeting referred to in Section 12.1 below; provided that such purchases shall not commence until the receipt by GM of all the required approvals for the Transactions contemplated under this Agreement (including approval by the shareholders of GM).

ARTICLE XII

Additional Covenants of Pantheon

Section 12.1 Proxy Statement/Prospectus Filing, SEC Filings and Special Meeting.

(a) Pantheon shall cause a meeting of its stockholders (the “Pantheon Stockholders Meeting”) to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption and approval of, among others, this Agreement and the Transactions contemplated thereby. The board of directors of Pantheon shall recommend to its stockholders that they vote in favor of the adoption of such matters. In connection with the Pantheon Stockholders Meeting, Pantheon (a) shall use commercially reasonable efforts to file with the SEC as promptly as practicable the Proxy Statement/Prospectus, (b) upon receipt of approval from the SEC, will mail to its stockholders the Proxy Statement/Prospectus and other proxy materials, (c) will use commercially reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions contemplated hereby, and (d) will otherwise comply with all Legal Requirements applicable to the Pantheon Stockholders Meeting.

(b) Pantheon shall timely provide to the Target all correspondence received from and to be sent to the SEC and shall not file any amendment to the filings with the SEC without (i) providing the Target the opportunity to review and comment on any responses to the SEC and (ii) the prior consent of the Target, which consent shall not be unreasonably delayed or withheld. In addition, Pantheon shall use commercially reasonable efforts to cause the SEC to permit the Target and/or its counsel to participate in the SEC conversations on issues related to Pantheon’s SEC filings together with Pantheon’s counsel.

Section 12.2 Fulfillment of Conditions. From the date hereof to the Closing Date, Pantheon shall use its commercially reasonable efforts to fulfill the conditions specified in Article XIV. The foregoing obligation includes, without limitation, (a) executing and delivering documents necessary or desirable to consummate the Transactions, (b) engaging in a road show, at mutually agreed to times and places, to seek the approval of the Transactions, and (c) taking or refraining from such actions as may be necessary to fulfill such conditions (including using its commercially reasonable efforts to conduct the business of Pantheon in such manner that on the Closing Date the representations and warranties of Pantheon contained herein shall be accurate as though then made).

Section 12.3 Disclosure of Certain Matters. From the date hereof through the Closing Date, Pantheon shall give the Warrantors prompt written notice of any event or development that occurs that (a) is of a nature that, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on Pantheon, or (b) would require any amendment or supplement to the Proxy Statement/Prospectus.

Section 12.4 Regulatory and Other Authorizations; Notices and Consents. Pantheon shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Transaction Documents to which it is a party and shall cooperate fully with the Target in promptly seeking to obtain all such authorizations, consents, orders and approvals (and in such regard use commercially reasonable efforts to cause the relevant Government Authorities to permit the Target and/or its counsel to participate in the conversation and correspondence with such Government Authorities together with Pantheon’s counsel). Without limiting the foregoing, Pantheon shall use its commercially reasonable efforts to deliver to GM its audited consolidated financial statements (collectively, the “Pantheon IFRS Financial Statements”) for inclusion in a shareholders circular to be dispatched by GM in respect of the special shareholders meeting for the purpose of voting on the approval of, among others, the Transactions contemplated under this Agreement. The Pantheon IFRS Financial Statements shall (a) be accompanied by an unqualified opinion of an independent public accounting firm reasonably acceptable to GM and qualified to practice before the HKSE and (b) comply as to form in all material respects with applicable accounting requirements and the HKSE Listing Rules. The Pantheon IFRS Financial Statements shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 12.5 Exclusivity; No Other Negotiations.

(a) Pantheon shall not take (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Pantheon to take) directly or indirectly, any action to initiate, assist, solicit, negotiate, or encourage any offer, inquiry or proposal from any Person: (i) relating to the acquisition by Pantheon of that Person (regardless of the structure of any such acquisitions) or any affiliate of that Person, or (ii) take any other action that is inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby.

(b) Pantheon shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the actions set forth in Section 12.5(a) above, if applicable. Pantheon shall promptly (i) notify the Warrantors if Pantheon receives any such proposal or inquiry or request for information in connection with such proposal and (ii) notify the Warrantors of the significant terms and conditions of any such proposal including the identity of the party making the proposal.

Section 12.6 Related Taxes. From the date hereof through the Closing Date, Pantheon, consistent with past practice, shall (i) duly and timely file all Tax Returns and other documents required to be filed by it with applicable Governmental Authorities, the failure to file of which could have a Material Adverse Effect on Pantheon, subject to extensions permitted by law and properly granted by the appropriate authority; provided, that Pantheon promptly notifies the Target that Pantheon is availing itself of such extensions, and (ii) pay all Taxes shown as due on such Tax Returns.

Section 12.7 Valid Issuance of Pantheon Cayman Shares. Pantheon shall ensure that the authorized share capital of Pantheon Cayman be sufficient to enable Pantheon Cayman to issue the Pantheon Cayman Shares to the Selling Shareholders pursuant to the Share Exchange and to meet its obligations under the CSC Employee Options and the Pantheon Cayman Stock Rights issued and outstanding as of such time. At the Closing, the Pantheon Cayman Shares to be issued to the Selling Shareholders hereunder will be duly authorized, validly issued, fully paid and nonassessable and, when issued and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued and will constitute a valid, binding and enforceable obligation of Pantheon Cayman in accordance with their terms and will have been issued in compliance with all applicable federal and state securities laws.

ARTICLE XIII

Additional Agreements and Covenants

Section 13.1 Disclosure Schedules. Each of the Parties shall, as of the Closing Date, have the obligation to supplement or amend its respective Disclosure Schedules being delivered concurrently with the execution of this Agreement and annexes and exhibits hereto with respect to any matter hereafter arising or discovered which resulted in, or could reasonably be expected to result in a Material Adverse Effect on such Party. The obligations of the Parties to amend or supplement their respective Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the representations and warranties of the Parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement.

Section 13.2 Confidentiality. Between the date hereof and the Closing Date, each of Pantheon and the Warrantors shall hold and shall cause its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or by the rules and regulations of, or pursuant to any agreement, rules or regulations of, the relevant stock exchange or trading system, all documents and information concerning the other Party furnished to it by such other Party or its Representatives in connection with the Transactions, except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party, or (c) later lawfully acquired by the Party to which it was furnished from other sources, which source is not a Representative of the other Party, and each Party shall not release or disclose such information to any other Person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party in connection with the Transactions, if it exercises the same care as it takes to preserve confidentiality for its own similar information. For the avoidance of doubt, any disclosure of information required to be included by Pantheon or the Warrantors in their respective filings with the SEC as required by the applicable laws will not be a violation of this Section 13.2.

Section 13.3 Public Announcements. From the date of this Agreement until the Closing or termination of this Agreement, Pantheon and each of the Warrantors shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the Transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the Transactions without the prior consent of Pantheon (in the case of Warrantors) or any Warrantors (in the case of Pantheon), except as required by Law or by the rules and regulations of, or pursuant to any agreement, rules or regulations of, the relevant stock exchange or trading system. Each Party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any Party determines with the advice of counsel that it is required to make this Agreement and the terms of the Transactions public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other Parties and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any Party to its counsel, accountants and other professional advisors.

Section 13.4 Organization Documents Amendments; Board Composition.

(a) Effective the Closing Date, Pantheon Cayman shall amend its Organization Documents to: (i) increase its authorized share capital to 1,000,000,000 shares of Common Stock; (ii) change its name as described in the preamble to this Agreement; and (iii) change the size of its board of directors to between five (5) and seven (7) members.

(b) Effective the Closing Date, the current directors of Pantheon shall appoint (i) Albert Chen and Ting Zheng to serve as executive directors of Pantheon Cayman (ii) Mark Chen to serve as a non-executive director of Pantheon Cayman and (iii) certain other persons to be selected and nominated by the Target such that a majority of the Combined Board will consist of independent directors, of which one shall have U.S. GAAP experience. Simultaneously therewith, all other current directors of Pantheon shall resign as directors of the Pantheon Board.

(c) Effective the Closing Date or as soon as practicable thereafter, Pantheon Cayman shall adopt an employee stock option plan with terms and conditions substantially similar to the terms and conditions of the CSC Option Scheme (the “Pantheon Cayman Option Scheme”).

Section 13.5 Fees and Expenses. Except as expressly provided in Article XVI, in the event that there is no Closing of the Transactions contemplated by this Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses.

Section 13.6 Director and Officer Insurance. As soon as practicable, Pantheon shall arrange with a reputable insurance company a tail liability insurance policy covering Persons who are currently covered by Pantheon’s directors and officers liability insurance policy (the “Tail Policy”) for subscription by Pantheon Cayman at Closing, to the extent that, in the opinion of Pantheon, the Tail Policy will serve the commercial needs of Pantheon Cayman.

ARTICLE XIV

Conditions to Closing

Section 14.1 Warrantors Conditions Precedent. The obligations of the Warrantors and Selling Shareholders to enter into and complete the Closing are subject, at the option of the Target, to the fulfillment on or prior to the Closing Date of the following conditions by Pantheon, any one or more of which may be waived by the Target in writing:

(a) Representations and Covenants. The representations and warranties of the Pantheon Parties contained in this Agreement shall be true on and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect on the Pantheon Parties and each of the Pantheon Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date, and the Pantheon Parties shall have delivered to the Target a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding (i) shall have been instituted before any court or governmental or regulatory body or instituted by any Governmental Authorities to restrain, modify or prevent the carrying out of the Transactions, or to seek damages or a discovery order in connection with the Transactions, or (ii) has or may have, in the reasonable opinion of the Target, a Material Adverse Effect on Pantheon.

(c) No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2007 which has had or is reasonably likely to cause a Material Adverse Effect on Pantheon.

(d) Filing of Proxy Statement/Prospectus. Pantheon shall have filed the definitive Proxy Statement with the SEC and mailed it to Pantheon’s stockholders.

(e) Approval by Pantheon Board. The Merger shall have been approved by the Pantheon Board in accordance with Section 253 of the DGCL and the board of directors shall have approved the terms and conditions of the Merger.

(f) Approval by Pantheon’s Stockholders. The Merger and the Conversion shall have been approved by a majority of the issued and outstanding Common Stock, voting as a group, in accordance with Section 253 of the DGCL and other applicable laws, and this Agreement and the Share Exchange shall have been approved by the affirmative vote of the holders of a majority of the shares of Common Stock sold in Pantheon’s initial public offering voted at the meeting in accordance with Pantheon Constituent Instruments, and the aggregate number of shares of Common Stock held by public stockholders of Pantheon who exercise their redemption rights with respect to their Common Stock in accordance with the Pantheon Constituent Instruments shall not constitute twenty percent (20%) or more of the Common Stock sold in the Pantheon Public Offering.

(g) Notice to Trustee. Pantheon shall have, prior to the Closing, delivered to the trustee of the Trust Fund instructions to disburse on the Closing Date the monies in the Trust Fund in accordance with the documents governing the Trust Fund.

(h) Resignations. Effective as of the Closing, the directors and officers of Pantheon who are not continuing directors and the officers of Pantheon Cayman shall have resigned and the copies of the resignation letters of such directors and officers shall have been delivered to Pantheon Cayman, stating, among others, that they shall have no claim for employment compensation in any form from Pantheon except for any reimbursement of outstanding expenses existing as of the date of such resignation.

(i) SEC Reports. Each of Pantheon, Pantheon Arizona or Pantheon Cayman, as appropriate, shall have filed all reports and other documents required to be filed by it under the U.S. federal securities laws through the Closing Date.

(j) OTCBB Quotation. Each of Pantheon, Pantheon Arizona or Pantheon Cayman, as appropriate, shall have maintained its status as a company whose common stock or ordinary shares, as the case may be, and warrants are quoted on the OTCBB and no reason shall exist as to why such status shall not continue immediately following the Closing.

(k) Secretary’s Certificate. The Target shall have received a certificate from Pantheon, signed by its Secretary, certifying that the attached copies of the Pantheon Constituent Instruments and resolutions of the Pantheon Board approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(l) Deliveries. The other deliveries required to be made by the Pantheon Parties in Article VI shall have been made by such parties.

(m) Governmental Approvals. Each of Warrantors shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement and the Transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Cayman Islands Law and PRC Laws.

(n) Transaction Documents. The Transaction Documents shall have been executed and delivered by the Pantheon Parties.

(o) Merger and Conversion Documents. The following documents shall have been executed and delivered by the Pantheon Parties: (i) Certificate of Merger to be filed in accordance with the DGCL as of the Merger Effective Time; (ii) Articles of Merger to be filed in accordance with the ARS as of the Merger Effective Time; (iii) documents required for the transfer of domicile of Pantheon Arizona pursuant to the ARS; and (iv) documents required for the issuance of a certificate of registration by way of continuation pursuant to the Cayman Companies Law.

(p) Completion of the Merger and Conversion. Each of the Merger and Conversion shall have been completed.

(q) Opinions. The Warrantors shall have received legal opinions of the Pantheon Parties’ legal counsel in Delaware, Arizona and Cayman Islands which opinions shall be in form and substance reasonably satisfactory to the Warrantors.

(r) Certificate of Good Standing. The Warrantors shall have received a certificate of good standing under the applicable Law of each of the Pantheon Parties.

(s) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting any Pantheon Party’s conduct or operation of the business of the Pantheon Parties following the Share Exchange shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, domestic or foreign, seeking the foregoing be pending.

(t) SEC Actions. No formal or informal SEC investigation or proceeding shall have been initiated by the SEC against any of the Pantheon Parties or any of their officers or directors.

(u) Approval by GM’s Shareholders. All necessary approvals for (i) the Transactions contemplated under this Agreement shall have been obtained from GM’s shareholders in accordance with the HKSE Listing Rules; (ii) GM’s spin-off proposal in relation to the transactions contemplated under this Agreement shall have been approved by HKSE pursuant to the HKSE Listing Rules; (iii) the termination of the CSC Option Scheme shall have been obtained; and (iv) implementing the provisions of Section 5.2 shall have been obtained.

Section 14.2 Pantheon Conditions Precedent. The obligations of Pantheon to enter into and complete the Closing are subject, at the option of Pantheon, to the fulfillment on or prior to the Closing Date of the following conditions by each of the Warrantors, any one or more of which may be waived by Pantheon in writing:

(a) Representations and Covenants. The representations and warranties of the Warrantors contained in this Agreement shall be true on and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect on the Warrantors and each of the Warrantors shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date, and the Warrantors shall have delivered to Pantheon a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding (i) shall have been instituted before any court or governmental or regulatory body or instituted by any Governmental Authorities to restrain, modify or prevent the carrying out of the Transactions, or to seek damages or a discovery order in connection with such Transactions, or (ii) has or may have, in the reasonable opinion of Pantheon, a Material Adverse Effect on the Target.

(c) No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since March 31, 2008 which has had or is reasonably likely to cause a Material Adverse Effect on any of the Warrantors.

(d) Approval by Pantheon Board. The Merger shall have been approved by the Pantheon Board in accordance with Section 253 of the DGCL and the board of directors shall have approved the terms and conditions of the Merger.

(e) Approval by Pantheon’s Stockholders. The Merger and the Conversion shall have been approved by a majority of the issued and outstanding Common Stock, voting as a group, in accordance with Section 253 of the DGCL and other applicable laws, and this Agreement and the Share Exchange shall have been approved by the affirmative vote of the holders of a majority of the shares of Common Stock sold in Pantheon’s initial public offering voted at the meeting in accordance with Pantheon Constituent Instruments, and the aggregate number of shares of Common Stock held by public stockholders of Pantheon who exercise their redemption rights with respect to their Common Stock in accordance with the Pantheon Constituent Instruments shall not constitute twenty percent (20%) or more of the Common Stock sold in the Pantheon Public Offering.

(f) Delivery of Target Interim Financial Statements. The Target shall have furnished Pantheon the Target Interim Financial Statements for the quarter ended June 30, 2008, which shall have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved.

(g) Opinions. Pantheon shall have received legal opinions of the Target’s legal counsel in the PRC and the Cayman Islands, which opinions shall be in form and substance reasonably satisfactory to Pantheon.

(h) Officer’s Certificate. Pantheon shall have received a certificate from each of the Warrantors signed by an authorized officer or representative of such Party, respectively, certifying that the attached copies of each such Party’s constituent instruments and resolutions or other authorizing documents approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(i) Certificate of Good Standing. Pantheon shall have received a certificate of good standing or equivalent under the applicable Law of the Target.

(j) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting the Target’s conduct or operation of its business or the business of any of its Subsidiaries following the Share Exchange shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, domestic or foreign, seeking the foregoing be pending.

(k) Deliveries. All other deliveries required to be made by the Warrantors in Article VI shall have been made by them.

(l) Transaction Documents. The Transaction Documents shall have been executed and delivered by the Warrantors.

(m) [RESERVED].

(n) [RESERVED].

(o) SEC Actions. No formal or informal SEC investigation or proceeding shall have been initiated or sent by the SEC against any of the Pantheon Parties or any of their officers or directors.

ARTICLE XV

Indemnification

Section 15.1 Survival. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of twelve (12) months and shall thereafter be of no further force and effect; provided, however, that (a) the representations and warranties contained in Article VII and in Sections 8.2, 8.3, 9.1(a), 9.2, and 9.3 (the “Basic Representations”) shall survive the Closing for a period equal to any applicable statute of limitations, and (b) the representations and warranties contained in Section 8.17, 8.24, 8.32 and 9.24 shall survive the Closing for a period equal to any applicable statute of limitations (including any waivers or extensions thereof) plus 60 days. All of the covenants and obligations of the Parties contained in this Agreement shall survive the Closing unless they expire sooner in accordance with their terms. The term during which any representation, warranty, or covenant survives hereunder is referred to as the “Survival Period.” Except as expressly provided in this paragraph, no claim for indemnification hereunder may be made after the expiration of the Survival Period.

Section 15.2 Indemnification by the Warrantors. The Warrantors shall, subject to the terms hereof, jointly and severally indemnify, defend and hold harmless Pantheon (which term, for the purposes of this Article XV shall include any of Pantheon’s successors) and permitted assigns (the “Pantheon Indemnified Parties”) from and against any liabilities, loss, claims, damages, fines, penalties, expenses (including costs of investigation and defense and reasonable attorneys’ fees and court costs) (collectively, “Damages”) arising from: (i) any breach of any representation or warranty made by the Warrantors in Article VIII hereof or in any certificate delivered by the Warrantors pursuant to this Agreement; or (ii) any breach by any Warrantor of its covenants or obligations in this Agreement to be performed or complied with by such Warrantor at or prior to the Closing.

Section 15.3 Indemnification by the Selling Shareholders. The Selling Shareholders shall, subject to the terms hereof, severally but not jointly, indemnify, defend and hold harmless the Pantheon Indemnified Parties from and against any Damages arising from: (i) any breach of any representation or warranty made by the Selling Shareholders in Article VII hereof or in any certificate delivered by the Selling Shareholders pursuant to this Agreement; and (ii) any breach by any Selling Shareholder of its covenants or obligations in this Agreement to be performed or complied with by such Selling Shareholder at or prior to the Closing.

Section 15.4 Indemnification by the Pantheon Parties. The Pantheon Parties shall, subject to the terms hereof, jointly and severally indemnify, defend and hold harmless the Warrantors and the Selling Shareholders (the “Shareholder Indemnified Parties”) from and against any Damages arising from any breach of any representation or warranty made by the Pantheon Parties in Article IX hereof or in any certificate delivered by the Pantheon Parties pursuant to this Agreement.

Section 15.5 Limitations on Indemnity. Notwithstanding any other provision in this Agreement to the contrary, the Pantheon Indemnified Parties shall not be entitled to indemnification pursuant to Section 15.2, unless and until the aggregate amount of Damages to the Pantheon Indemnified Parties with respect to such matters under Section 15.2 or 15.3 collectively exceeds US$5,000,000 (the “Deductible”). The aggregate amount of Damages of the Warrantors under this Agreement shall not exceed US$17,000,000 (the “Cap”). The amount payable by any Selling Shareholder pursuant to Section 15.3 shall not exceed the market value of the Pantheon Cayman Shares received by the Selling Shareholder on the Closing Date.

Section 15.6 Defense of Third Party Claims. If any Pantheon Indemnified Party or Shareholder Indemnified Party determines to make a claim for indemnification under Section 15.2, 15.3 or 15.4 (each an “Indemnitee”), Pantheon or GM, as applicable, shall notify the indemnifying party (an “Indemnitor”) of the claim in writing promptly after receiving notice of any action, lawsuit, proceeding, investigation, demand or other claim against the Indemnitee (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof in reasonable detail (such written notice, an “Indemnification Notice”); provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee’s claim for indemnification at such Indemnitor’s expense, and at its option shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided, that the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided, however, that the fees and expenses of such separate counsel shall be borne by the Indemnitee and shall not be recoverable from such Indemnitor under this Article XV. If the Indemnitor shall control the defense of any such claim, the Indemnitor shall be entitled to settle such claims; provided, that the Indemnitor shall obtain the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim. If the Indemnitor assumes such defense, the Indemnitor shall not be liable for any amount required to be paid by the Indemnitee that exceeds, where the Indemnitee has unreasonably withheld or delayed consent in connection with the proposed compromise or settlement of a third party claim, the amount for which that third party claim could have been settled pursuant to that proposed compromise or settlement. In all cases, the Indemnitee shall provide its reasonable cooperation with the Indemnitor in defense of claims or litigation, including by making employees, information and documentation reasonably available. If the Indemnitor shall not assume the defense of any such action, lawsuit, proceeding, investigation or other claim, the Indemnitee may defend against such matter as it deems appropriate; provided that the Indemnitee may not settle any such matter without the written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed) if the Indemnitee is seeking or will seek indemnification hereunder with respect to such matter.

Section 15.7 Determining Damages. The amount of Damages subject to indemnification under Section 15.2 shall be calculated net of (i) any Tax Benefit inuring to the Indemnitee on account of such Damages, (ii) any reserves set forth in any of the Target Financial Statements or the Target Interim Financial Statements relating to such Damages and (iii) any insurance proceeds or other amounts under indemnification agreements received or receivable by the Indemnitee on account of such Damages. If the Indemnitee receives a Tax Benefit on account of such Damages after an indemnification payment is made to it, the Indemnitee shall promptly pay to the Person or Persons that made such indemnification payment the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized by the Indemnitee. For purposes hereof, “Tax Benefit” shall mean any refund of Taxes to be paid or reduction in the amount of Taxes which otherwise would be paid by the Indemnitee, in each case computed at the highest marginal tax rates applicable to the recipient of such benefit. To the extent Damages are recoverable by insurance, the Indemnitees shall take all commercially reasonable efforts to obtain maximum recovery from such insurance. In the event that an insurance or other recovery is made by any Indemnitee with respect to Damages for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Person or Persons that provided such indemnity payments to such Indemnitee. The Indemnitors shall be subrogated to all rights of the Indemnitees in respect of Damages indemnified by the Indemnitors. The Indemnitees shall take all commercially reasonable efforts to mitigate all Damages upon and after becoming aware of any event which could reasonably be expected to give rise to Damages. For Tax purposes, the Parties agree to treat all payments made under this Article XV as adjustments to the consideration received for the Target Shares.

Section 15.8 Right of Setoff. To the extent that any Party is obligated to indemnify any other Party after Closing under the provisions of this Article XV for Damages reduced to a monetary amount, such Party after Closing shall have the right to decrease any amount due and owing or to be due and owing under any agreement with the other Party, whether under this Agreement or any other agreement between such Parties on the one hand, and any of the other Party or any of their respective Affiliates, Subsidiaries or controlled persons or entities on the other.

Section 15.9 Limitation on Recourse; No Third Party Beneficiaries.

(a) No claim shall be brought or maintained by any Party or its respective successors or permitted assigns against any officer, director, partner, member, agent, representative, Affiliate, equity holder, successor or permitted assign of any Party which is not otherwise expressly identified as a Party, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties, covenants or obligations of any Party set forth or contained in this Agreement or any exhibit or schedule hereto or any certificate delivered hereunder.

(b) The provisions of this Article XV are for the sole benefit of the Parties and nothing in this Article XV, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Article XV.

ARTICLE XVI

Termination

Section 16.1 Methods of Termination. Unless waived by the Parties hereto in writing, the Transactions may be terminated and/or abandoned at any time but not later than the Closing:

(a) by mutual written consent of the Parties;

(b) by either Pantheon or the Warrantors, if the Closing has not occurred by the later of (i) December 14, 2008, (ii) such other date as the shareholders of Pantheon may agree to extend the corporate existence of Pantheon or (iii) such other date that has been agreed by the Parties in writing;

(c) by the Warrantors, if there has been a breach by the Pantheon Parties of any representation, warranty, covenant or agreement contained in this Agreement which has prevented the satisfaction of the conditions to the obligations of the Warrantors at the Closing under Section 14.1(a) and such violation or breach has not been waived by the Warrantors or cured by the Pantheon Parties within ten (10) business days after written notice thereof from the Warrantors;

(d) by Pantheon, if there has been a breach by any Warrantor of any representation, warranty, covenant or agreement contained in this Agreement which has prevented the satisfaction of the conditions to the obligations of the Pantheon Parties at the Closing under Section 14.2(a) and such violation or breach has not been waived by the Pantheon Parties or cured by the Warrantors within ten (10) business days after written notice thereof from the Pantheon Parties;

(e) by the Warrantors, if the Pantheon Board (or any committee thereof) shall have failed to recommend or shall have withdrawn or modified in a manner adverse to the Warrantors its approval or recommendation of this Agreement and the Transactions;

(f) by either Pantheon or the Warrantors, if, at the Pantheon Stockholders Meeting (including any adjournments thereof), the Merger shall fail to be approved by a majority of the outstanding Common Stock, voting as a group, in accordance with Section 253 of the DGCL, and/or this Agreement and the Share Exchange contemplated hereby shall fail to be approved and adopted by the affirmative vote of the holders of a majority of the shares of Common Stock sold in the Pantheon Public Offering voted at the meeting in accordance with Pantheon Constituent Instruments, or the aggregate number of shares of Common Stock held by public stockholders of Pantheon who exercise their redemption rights with respect to their Common Stock in accordance with the Pantheon Constituent Instruments shall constitute twenty percent (20%) or more of the Common Stock sold in Pantheon Public Offering.

Section 16.2 Effect of Termination.

(a) In the event of termination and abandonment by either Pantheon or the Warrantors, or all of them, pursuant to Section 16.1 hereof, written notice thereof shall forthwith be given to the other Party, and except as set forth in this Article XVI, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses.

(b) If the Transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

(i) each Party hereto shall destroy all documents, work papers and other material (and all copies thereof) of the other Party relating to the Transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

(ii) all confidential information received by either Party hereto with respect to the business of the other Party hereto shall be treated in accordance with Section 13.2 hereof, which shall survive such termination or abandonment. The following other provisions shall survive termination of this Agreement: Article XVI and Article XVII.

ARTICLE XVII

Miscellaneous

Section 17.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the addresses set forth on the signature pages and Schedule I hereto (or at such other address for a Party as shall be specified in writing to all other Parties).

Section 17.2 Amendments; Waivers; Additional Selling Shareholders. No provision of this Agreement may be waived or amended except in a written instrument signed by all of the Parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right. The Selling Shareholders named in Schedule I hereto who shall have executed and delivered a counterpart signature page to each other Party on the date hereof shall be the initial Selling Shareholders and Parties to this Agreement, shall at a minimum hold at least 50.25% of the total outstanding Target Shares and shall be indicated as Selling Shareholders in the appropriate column of Schedule I; provided however that each other Shareholder of Target who shall at any time after such date and prior to the Closing Date execute and deliver a counterpart signature page hereto shall become a Selling Shareholder and the appropriate indication shall be made in such column of Schedule I without affecting any of the rights, duties or obligations of the other Parties hereto, except solely insofar as such Selling Shareholder shall have become a Party hereto.

Section 17.3 No Fractional Shares. No fractional shares of Pantheon Arizona Securities shall be issued in connection with the Merger and no fractional shares of Pantheon Cayman Securities shall be issued in connection with the Conversion. No certificates or scrip for any such fractional shares shall be issued. Any shareholder of Pantheon Securities who would otherwise be entitled to receive a fraction of a share of Pantheon Arizona Securities and/or Pantheon Cayman Securities (after aggregating all fractional shares of Pantheon Arizona Securities and/or Pantheon Cayman Securities issuable to such holder) shall, in lieu of such fraction of a share, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing bid price of a share of Pantheon Cayman Securities on the OTCBB, or such other public trading market on which Pantheon Cayman Securities may be trading at such time, at the Conversion Effective Time.

Section 17.4 Lost, Stolen or Destroyed Certificates. In the event any certificates representing the Pantheon Securities shall have been lost, stolen or destroyed, Pantheon Cayman shall issue in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the holder thereof, such shares of Pantheon Cayman Securities, as may be required pursuant to Article IV; provided, however, that Pantheon Cayman may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Pantheon Cayman with respect to the certificates alleged to have been lost, stolen or destroyed.

Section 17.5 Adjustments to Initial Equity Payment. The Initial Equity Payment shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Pantheon Securities, occurring on or after the date hereof and prior to the Conversion Effective Time.

Section 17.6 Withholding Rights. Pantheon Cayman shall be entitled to deduct and withhold from the number of shares of Pantheon Cayman Securities or Earn-Out Warrants otherwise deliverable under this Agreement, such amounts as Pantheon Cayman reasonably determines are required to be deducted and withheld with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that any amounts are so withheld all appropriate evidence of such deduction and withholding, including any receipts or forms required in order for the person with respect to whom such deduction and withholding occurred to establish the deduction and withholding and payment to the appropriate authority as being for its account with the appropriate authorities shall be delivered to the Person with respect to whom such deduction and withholding has occurred, and such withheld amounts shall be treated for all purposes as having been delivered and paid to the Person otherwise entitled to the Pantheon Cayman Securities or Earn-Out Warrants in respect of which such deduction and withholding was made by Pantheon Cayman. Notwithstanding the foregoing, Pantheon Cayman, at its option, may require any such amounts required to be deducted and withheld to be reimbursed in cash to Pantheon Cayman prior to the issuance of the Pantheon Cayman Securities or Earn-Out Warrants.

Section 17.7 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 17.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

Section 17.9 Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

Section 17.10 Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with all Exhibits, Annexes and Schedules hereto (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any Person other than the Parties any rights or remedies.

Section 17.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 17.12 Dispute Resolution.

(a) All disputes among the Parties arising out of or relating to this Agreement will be resolved by mandatory, binding arbitration in accordance with this Section 17.12.

(b) Before any arbitration is commenced pursuant to this Section 17.12, the Parties must endeavor to reach an amicable settlement of the dispute through friendly negotiations.

(c) If no mutually acceptable settlement of the dispute is made within the sixty (60) days from the commencement of the settlement negotiation or if any Party refuses to engage in any settlement negotiation, any Party may submit the dispute for arbitration.

(d) Any arbitration commenced pursuant to this Section 17.12 will be conducted in Hong Kong under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre (“HKIAC”). The arbitration will be conducted by a panel of three arbitrators, one chosen by the Pantheon Representative, one chosen by the Warrantors and the third chosen by agreement of the two selected arbitrators; failing agreement within thirty (30) days prior to commencement of the arbitration proceeding, the HKIAC will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the Parties. The arbitral tribunal will determine how the Parties will bear the costs of the arbitration. Notwithstanding the foregoing, each Party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other Party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a dispute between the Parties, the Parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

Section 17.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Without limiting the generality of the foregoing, any covenants of Pantheon hereunder that are to be performed by Pantheon following the effective date of the Conversion are covenants that will be performed by Pantheon Cayman as the successor to Pantheon.

Section 17.14 Governing Language. This Agreement shall be governed and interpreted in accordance with the English language.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PANTHEON CHINA ACQUISITION CORP.

By:	/s/ Mark D. Chen
Name: Mark D. Chen
Title: Chairman and CEO
Address: Suite 10-64 #9 Jianguomenwai Avenue, Beijing, China, 100600

PANTHEON ARIZONA CORP.

By:	/s/ Mark D. Chen
Name: Mark D. Chen
Title: Director
Address: Suite 10-64 #9 Jianguomenwai Avenue, Beijing, China, 100600

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR WARRANTORS FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GOLDEN MEDITECH COMPANY LIMITED

By:	/s/ Yuen Kam
Name: Yuen Kam
Title: Chairman
Address: 48/F Bank of China Tower
1 Garden Road, Central, Hong Kong

CHINA CORD BLOOD SERVICES CORPORATION

By:	/s/ Yuen Kam
Name: Yuen Kam
Title: Chairman
Address: 48/F Bank of China Tower
1 Garden Road, Central, Hong Kong

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOR THE
SELLING SHAREHOLDERS FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GOLDEN MEDITECH STEM CELLS (BVI) COMPANY LIMITED

By:	/s/ Yuen Kam
Name: Yuen Kam
Title: Chairman

TREASURE HOME INVESTMENTS LIMITED

By:	/s/ Eric Yip
Name: Eric Yip
Title: Director

ATLANTIS CHINA FORTUNE FUND

By:	/s/ G. Morrison
Name: G. Morrison
Title: Director

BETHELLA INVESTMENTS LIMITED

By:	/s/ Michael Koping Shen
Name: Michael Koping Shen
Title: Director

CREDIT SUISSE MANAGEMENT LLC

By:
Name:
Title:

ESSEX WOODLANDS HEALTH VENTURES, FUND VII , LP

By:	/s/ Immanuel Thangaraj
Name: Immanuel Thangaraj
Title: Managing Director

STATE STREET BANK AND TRUST COMPANY AS TRUSTEE FOR FIRST PLAZA GROUP TRUST II

By:
Name:
Title:

GAM TRADING (NO. 24) INC.

By:	/s/ N. Khokhrai
Name: N. Khokhrai
Title: on behalf of GAM Trading (No. 24) Inc.

GREAT AVENUE INVESTMENTS LIMITED

By:	/s/ Michael Koping Shen
Name: Michael Koping Shen
Title: Director

HTSS CAPITAL LIMITED

By:	/s/ Elaine H. Wong
Name: Elaine H. Wong
Title: Director

INDUS OPPORTUNITY MASTER FUND, LTD

By:
Name:
Title:

INDUS ASIA PACIFIC MASTER FUND, LTD.

By:
Name:
Title:

JAYHAWK CHINA FUND (CAYMAN) LTD.

By:	/s/ Kent C. McCarthy
Name: Kent C. McCarthy
Title: President

KTB/UCI CHINA VENTURES II LIMITED

By:	/s/ Jimmy Yu
Name: Jimmy Yu
Title: Authorized Signatory

MEGASTAR MANAGEMENT (CHINA) LTD.

By:	/s/ Cui Wen Li
Name: Cui Wen Li
Title: Director

MUARATI INVESTMENTS LIMITED

By:	/s/ Wen Zheng
Name: Wen Zheng
Title: Director

NEW HORIZON CELLSTAR INVESTMENT CO., LIMITED

By:	/s/ Jianming Yu
Name: Jianming Yu
Title: Director

STARR INTERNATIONAL INVESTMENTS LIMITED

By:
Name:
Title:

THE CHINA DEVELOPMENT CAPITAL PARTNERSHIP MASTER FUND LP acting by Martin Currie Investment Management Limited as its investment manager

By:
Name:
Title:

TIME REGION HOLDINGS LIMITED

By:	/s/ Fang, Lei
Name: Fang, Lei
Title: Director

TIME GALAXY LIMITED

By:	/s/ Lu, Yungang
Name: Lu, Yungang
Title: Director

WEIXIAO MEDICAL TECHNOLOGY LIMITED

By:	/s/ Xiaodong Wu
Name: Xiaodong Wu
Title: Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ANNEX A

Definitions

“Acquisition Proposal” has the meaning set forth in Section 10.1(l) of the Agreement.

“Action” has the meaning set forth in Section 8.12 of the Agreement.

“Affiliates” means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of a second Person shall be deemed to control that second Person. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

“Agreement” has the meaning set forth in the preamble to the Agreement.

“ARS” has the meaning set forth in the background to the Agreement.

“Articles of Merger” has the meaning set forth in Section 1.2 of the Agreement.

“Basic Representations” has the meaning set forth in Section 15.1 of the Agreement.

“Business Day” means a day (excluding Saturdays, Sundays and public holidays) on which commercial banks are generally open for banking business in the United States and Hong Kong.

“Cap” has the meaning set forth in Section 15.5 of the Agreement.

“Cayman Companies Law” means the Companies Law (2007 Revision) of the Cayman Islands.

“Certificates” has the meaning set forth in Section 4.3(a) of the Agreement.

“Certificate of Merger” has the meaning set forth in Section 1.2 of the Agreement.

“Closing” has the meaning set forth in Section 6.1 of the Agreement.

“Closing Date” has the meaning set forth in Section 6.1 of the Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Combined Board” means the board of directors of Pantheon Cayman following the Closing.

“Common Stock” means the Common Stock of Pantheon, US$0.001 par value per share.

“Consent” has the meaning set forth in Section 8.6 of the Agreement.

“Contract” means a contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“Conversion” has the meaning set forth in the background to the Agreement.

“Conversion Effective Time” has the meaning set forth in Section 2.2 of the Agreement.

“Conversion Rights” means the right of holders of the Class B Common Stock voting against a business combination to convert their shares of Class B Common stock for a pro-rata share of the Trust Fund, if the business combination is approved and completed. Holders of the Class B Common Stock who exercise such Conversion Rights will continue to have the right to exercise any warrants they may hold.

“CSC” has the meaning set forth in Section 5.2 of the Agreement.

“CSC Option Scheme” has the meaning set forth in Section 5.2 of the Agreement.

“CSC Employee Options” has the meaning set forth in Section 5.2 of the Agreement.

“Damages” has the meaning set forth in Section 15.2 of the Agreement.

“Deductible” has the meaning set forth in Section 15.5 of the Agreement.

“DGCL” has the meaning set forth in the background to the Agreement.

“Disclosure Schedules” means the Target Disclosure Schedule and the Pantheon Disclosure Schedule.

“Earn-Out Warrants” has the meaning set forth in Section 5.4 of the Agreement.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental Law” means any Legal Requirement that requires or relates to:

(a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

(c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e) protecting resources, species, or ecological amenities;

(f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or otherwise modified from time to time.

“Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party on its behalf in connection with or related to the authorization, preparation, diligence, negotiation, execution and performance of this Agreement and the Transaction Documents.

“Facilities” means any real property, leaseholds, or other interests currently or formerly owned or operated by the Target or any of its Subsidiaries and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Target or any of its Subsidiaries.

“FCPA” has the meaning set forth in Section 8.23 of the Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form 20-F” has the meaning set forth in Section 5.4(a) of the Agreement.

“GM” has the meaning set forth in the preamble of the Agreement.

“GM BVI” means Golden Meditech Stem Cells (BVI) Company Limited.

“Governmental Authority” means any national, federal, state, provincial, local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body of competent jurisdiction, or other governmental authority or instrumentality, domestic or foreign.

“Hazardous Material” means (a) any chemical, material or substance defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” or “toxic substances” or words of similar import under any applicable law or regulations, including Environmental Laws, and (b) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority having jurisdiction over the Target and its Subsidiaries or any of their properties.

“HKIAC” has the meaning set forth in Section 17.12(d) of the Agreement.

“HKSE Listing Rules” has the meaning set forth in Section 8.18(c) of the Agreement.

“HKSE” means The Stock Exchange of Hong Kong Limited.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indemnitee” has the meaning set forth in Section 15.6 of the Agreement.

“Indemnitor” has the meaning set forth in Section 15.6 of the Agreement.

“Indemnification Notice” has the meaning set forth in Section 15.6 of the Agreement.

“Initial Equity Payment” has the meaning set forth in Section 5.1 of the Agreement.

“Intellectual Property Rights” shall have the meaning set forth in Section 8.16 of the Agreement.

“Judgment” means any judgment, order or decree.

“Knowledge”, (i) with respect to any of the Warrantors, means the actual knowledge of its executive officers and members of its board of directors, and (ii) with respect to Pantheon, means the actual knowledge of its executive officers and the members of its board of directors.

“Law(s)” means any law, statute, ordinance, rule, regulation, order, writ, injunction or decree.

“Legal Requirement” means any federal, state, local, municipal, provincial, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authorities (or under the authority of any national securities exchange upon which Pantheon Securities are then listed or traded)

“Liens” means any liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances.

“Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such Person and its subsidiaries, taken as a whole. Notwithstanding the foregoing, the definition of Material Adverse Effect shall not include events caused by (A) changes in the PRC economic conditions; (B) changes to the economic conditions affecting the industries in which the Target and its Subsidiaries operates; (C) changes related to or arising from the execution, announcement or performance of, or compliance with, this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, governmental authorities, customers, cooperators, suppliers, distributors or employees; (D) changes in accounting requirements or principles or any change in applicable laws or policies or the interpretation thereof, or any change of the attitude of the competent authorities; (E) the failure to meet any projections or budgets; or (F) matters listed in the Disclosure Schedules.

“Material Contract” means a written Contract, as amended and supplemented to which the Target or any of its Subsidiaries is a party or by which any of their respective assets and properties is currently bound, that is material to the Target’s business, properties, assets or condition (financial or otherwise) results of operations or prospects, including contracts that have expired by their terms or otherwise terminated but have liabilities that continue to attach to the Target.

“Material Permits” means all Permits other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on any Parties.

“Merger” has the meaning set forth in the background to the Agreement.

“Merger Effective Time” has the meaning set forth in Section 1.2 of the Agreement.

“Money Laundering Laws” has the meaning set forth in Section 8.24 of the Agreement.

“New Subscriber” means a customer who executes an umbilical cord blood stem cells storage agreement providing for the transportation of the subject umbilical cord blood stem cells for testing, processing and storage in a facility operated by CSC or its subsidiaries, affiliates or contractors; provided that such customer shall not be deemed to be a New Subscriber unless and until testing results have shown that such subject umbilical cord blood stem cells are suitable for storage.

“OTCBB” means the electronic Over-the-Counter Bulletin Board maintained by the FINRA.

“OFAC” has the meaning set forth in Section 8.30 of the Agreement.

“Off-balance Sheet Arrangement” means with respect to any Person, any securitization transaction to which that Person or its Subsidiaries is party and any other transaction, agreement or other contractual arrangement to which an entity unconsolidated with that Person is a party, under which that Person or its Subsidiaries, whether or not a party to the arrangement, has, or in the future may have: (a) any obligation under a direct or indirect guarantee or similar arrangement; (b) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; or (c) derivatives to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements.

“Option Exchange Rate” has the meaning set forth in Section 5.2 of the Agreement.

“Pantheon” has the meaning set forth in the preamble to the Agreement.

“Pantheon Arizona” has the meaning set forth in the preamble to the Agreement.

“Pantheon Arizona Securities” has the meaning set forth in the background to the Agreement.

“Pantheon Arizona Share(s)” has the meaning set forth in the background to the Agreement.

“Pantheon Arizona Stock Right(s)” has the meaning set forth in the background to the Agreement.

“Pantheon Board” means the board of directors of Pantheon prior to the Merger.

“Pantheon Cayman” has the meaning set forth in the background to the Agreement.

“Pantheon Cayman Option Scheme” has the meaning set forth in Section 13.4(c) of the Agreement.

“Pantheon Cayman Securities” has the meaning set forth in the background to the Agreement.

“Pantheon Cayman Share(s)” has the meaning set forth in the background to the Agreement.

“Pantheon Cayman Stock Right(s)” has the meaning set forth in the background to the Agreement.

“Pantheon Cayman Warrants” means the securities (other than the Earn-Out Warrants) issuable by Pantheon Cayman that are equivalent to the Warrants and has the same terms and conditions of the Warrants as in effect immediately prior to the Conversion.

“Pantheon Constituent Instruments” has the meaning set forth in Section 9.2 of the Agreement.

“Pantheon Disclosure Schedule” has the meaning set forth in Article IX of the Agreement.

“Pantheon Financial Statements” has the meaning set forth in Section 9.7 of the Agreement.

“Pantheon IFRS Financial Statements” has the meaning set forth in Section 12.4 of the Agreement.

“Pantheon Indemnified Parties” has the meaning set forth in Section 15.2 of the Agreement.

“Pantheon Material Contract” has the meaning set forth in Section 9.23(a) of the Agreement.

“Pantheon Parties” has the meaning set forth in the background to the Agreement.

“Pantheon Public Offering” means the initial public offering of Pantheon completed on December 14, 2006, in which Pantheon sold 5,000,000 Units at a price of US$6.00 per unit and the related subsequent exercise of the over-allotment option.

“Pantheon Representative” means Mark Chen.

“Pantheon SEC Documents” has the meaning set forth in Section 9.7 of the Agreement.

“Pantheon Securities” has the meaning set forth in the background to the Agreement.

“Pantheon Stockholders Meeting” has the meaning set forth in Section 12.1 of the Agreement.

“Pantheon Share(s)” has the meaning set forth in the background to the Agreement.

“Pantheon Stock Right(s)” has the meaning set forth in the background to the Agreement.

“Party” or “Parties” has the meaning set forth in the preamble to the Agreement.

“Permits” means all governmental franchises, licenses, permits, authorizations and approvals necessary to enable a Person to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

“Permitted Lien” means (a) any restriction on transfer arising under applicable securities law; (b) any Liens for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP; (c) any statutory Liens arising in the ordinary course of business by operation of Law with respect to a liability that is not yet due and delinquent and which are not, individually or in the aggregate, significant; (d) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property; (e) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used or proposed to be used in connection with the such relevant Person’s business; (f) Liens identified on title policies, title opinions or preliminary title reports or other documents or writings included in the public records; (g) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (h) Liens of lessors and licensors arising under lease agreements or license arrangements; and (i) those Liens set forth in the Target Disclosure Schedule.

“Person” means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

“PRC” means the People’s Republic of China, for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region and the Macao Special Administrative Region and Taiwan.

“Proxy Statement/Prospectus” means the proxy statement/prospectus to be sent to Pantheon stockholders in connection with the Pantheon Stockholders Meeting.

“Real Estate Leases” has the meaning set forth in Section 8.15 of the Agreement.

“Real Property” has the meaning set forth in Section 8.15 of the Agreement.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act of 1933, as amended.

“Representatives” of any Party means such Party’s employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants and any other person acting on behalf of such Party.

“Restriction Period” has the meaning set forth in Section 7.12 of the Agreement.

“Sarbanes-Oxley Act” has the meaning set forth in Section 9.14 of the Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or otherwise modified from time to time.

“Selling Shareholder” and “Selling Shareholders” have the meaning set forth in the preamble to the Agreement.

“Selling Shareholders’ Required Approvals” has the meaning set forth in Section 7.5 of the Agreement

“Share Exchange” has the meaning set forth in the background to the Agreement.

“Shareholder Approval” has the meaning set forth in Section 9.6 of the Agreement.

“Subsidiary” means with respect to a Person an entity if (a) such Person directly or indirectly owns, beneficially or of record, an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect at leased a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such entity such that its financial results are consolidated with such other Person.

“Survival Period” has the meaning set forth in Section 15.1 of this Agreement.

“Surviving Corporation” has the meaning set forth in Section 1.1 of the Agreement.

“Tail Policy” has the meaning set forth in Section 13.6 of the Agreement.

“Tangible Personal Property” has the meaning set forth in Section 8.15(b) of the Agreement.

“Target” has the meaning set forth in the preamble to the Agreement.

“Target Balance Sheet” has the meaning set forth in Section 8.7(c) of the Agreement.

“Target Benefit Plans” has the meaning set forth in Section 8.18(a) of the Agreement.

“Target Constituent Instruments” means the memorandum and articles of association of the Target and each of its Subsidiaries together with its statutory registers, each as amended to the date of the Agreement.

“Target Disclosure Schedule” has the meaning set forth in Article VIII of the Agreement.

“Target Financial Statements” has the meaning set forth in Section 8.7 of the Agreement.

“Target Interim Financial Statements” has the meaning set forth in Section 11.2 of the Agreement.

“Target Shares” has the meaning set forth in the background to the Agreement.

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Authority, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Benefit” has the meaning set forth in Section 15.7 of the Agreement.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

“Trade Secrets” means all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provides advantages over competitors who do not know or use it.

“Transaction Documents” means this Agreement and any other agreement or document to be delivered by the Parties on the Closing Date.

“Transactions” has the meaning set forth in Section 6.1 of the Agreement.

“Trust Fund” has the meaning set forth in Section 9.21 of the Agreement.

“U.S.” or “United States” means the United States of America.

“U.S. GAAP” means generally accepted accounting principles of the United States.

“Underwriters Purchase Option” means the Option granted by Pantheon initially to the underwriters in its initial public offering, which entitles the registered holder to purchase one Unit at a price of US$6.60 per Unit.

“Unit” means the Unit of Pantheon which entitles the registered holder to one share of Common Stock and one Warrant.

“Voting Pantheon Debt” has the meaning set forth in Section 9.1(c) of the Agreement.

“Voting Target Debt” has the meaning set forth in Section 8.1(b) of the Agreement.

“Warrant” means the Warrant of Pantheon which entitles the registered holder to purchase one share of Common Stock at a price of US$5.00 per share, subject to adjustment at any time commencing on the completion of a business combination

“Warrantor” or “Warrantors” has the meaning set forth in the Article VIII of the Agreement.

SCHEDULE I

Selling Shareholder	Address	Number of Pantheon Cayman Shares to be received in Share Exchange	Number of Shares in Target	% Holdings	Selling Shareholder
Golden Meditech Stem Cells (BVI) Company Limited	P.O. Box 957 Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	29,068,087	81,347,700	50.25%	√
Treasure Home Investments Limited	Offshore Incorporations Centre, P.O. Box 957 Road Town, Tortola British Virgin Islands	3,573,314	10,000,000	6.18%	√
Atlantis China Fortune Fund	Georges Court 54-62 Townsend Street Dublin 2	389,134	1,089,000	0.67%	√
Bethella Investments Limited	P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola British Virgin Islands	726,383	2,032,800	1.26%	√
Credit Suisse Management LLC	2711 Centerville Road Wilmington Delaware 19808 U.S.A.	1,815,958	5,082,000	3.14%
Essex Woodlands Health Ventures, Fund VII, LP	Essex Woodlands Health Ventures 435 Tasso Street, Suite 305 Palo Alto, CA 94301 USA	1,037,690	2,904,000	1.79%	√
State Street Bank and Trust Company as Trustee for First Plaza Group Trust II	[767 Fifth Avenue 15th Floor New York New York 10153 USA]	1,124,165	3,146,000	1.94%
GAM Trading (No.24) Inc.	Craigmuir Chambers P.O. Box 71, Road Town Tortola British Virgin Islands	648,557	1,815,000	1.12%	√
Great Avenue Investments Limited	P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola British Virgin Islands	2,801,478	7,840,000	4.84%	√
HTSS Capital Limited	Level 2, Nia Mall Vaea Street, Apia Samoa	1,807,382	5,058,000	3.12%	√
Indus Opportunity Master Fund, Ltd.	P.O. Box 896 GT Harbour Centre, 2nd Floor North Church Street Grand Cayman Cayman Islands	676,071	1,892,000	1.17%

Selling Shareholder	Address	Number of Pantheon Cayman Shares to be received in Share Exchange	Number of Shares in Target	% Holdings	Selling Shareholder
Indus Asia Pacific Master Fund, Ltd.	Indus Capital Partners LLC 152 West 57th Street 28th Floor New York, NY 10019 U.S.A.	1,014,107	2,838,000	1.75%
Jayhawk China Fund (Cayman) Ltd.	5410 West 61st Place, Suite 100, Mission KS 66205, U.S.A.	2,858,651	8,000,000	4.94%	√
KTB/UCI China Ventures II Limited	Portcullis TrustNet Chambers P.O. Box 3444, Road Town Tortola British Virgin Islands	1,297,113	3,630,000	2.24%	√
Megastar Management (China) Ltd.	Drake Chambers, Road Town Tortola British Virgin Islands	1,429,326	4,000,000	2.47%	√
Muaratai Investments Limited	P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola British Virgin Islands	389,134	1,089,000	0.67%	√
New Horizon Cellstar Investment Co., Limited	P.O. Box 3140 Road Town, Tortola British Virgin Islands	2,501,320	7,000,000	4.32%	√
Starr International Investments Limited	Bermuda Commercial Bank Building 19 Par Laville Road Hamilton HM11 Bermuda	964,116	2,698,100	1.67%
The China Development Capital Partnership Master Fund LP	Washington Mall I Phase I, 22 Church Street Hamilton HM 11 Bermuda	1,124,165	3,146,000	1.94%
Time Region Holdings Limited	3401, Block C 62G Conduit Road Hong Kong	409,216	1,145,200	0.71%	√
Time Galaxy Limited	P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola British Virgin Islands	409,216	1,145,200	0.71%	√
Weixiao Medical Technology Limited	P.O. Box 3321 Road Town, Tortola British Virgin Islands	1,786,657	5,000,000	3.09%	√
Total No. of shares		57,851,240	161,898,000	100.00%